Filed pursuant to Rule 424(b)(3)



                                   JYRA RESEARCH INC.


                                     PROSPECTUS
                                 DATED JULY 31, 1997


                    1,043,100 SHARES OF COMMON STOCK

               All of the 1,043,100 shares of Common Stock ("Shares") offered hereby are being sold by existing shareholders of Jyra Research Inc. ("Selling Shareholders"). No proceeds will be received by the Company.

                 Prior to this offering ("Offering"), there has been a limited public market for the Common Stock of the Company on the
          National Association of Securities Dealers, Inc.'s Over-the-Counter Bulletin Board ("OTC Bulletin Board") and there can be no assurance that any active trading market will ever develop. On July 24, 1997, the last reported sales price on the OTC Bulletin Board for the Company's shares was $16.50.
                                     -----------

          THE SECURITIES OFFERED HEREBY ARE SPECULATIVE IN
          NATURE AND INVOLVE A HIGH DEGREE OF RISK AND
          INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS
          OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR
          ENTIRE INVESTMENT.  SEE "RISK FACTORS."
                                     -----------
          THESE SECURITIES HAVE NOT BEEN APPROVED OR
          DISAPPROVED BY THE SECURITIES AND EXCHANGE
          COMMISSION OR ANY STATE SECURITIES COMMISSION
          NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
          OR ANY STATE SECURITIES COMMISSION PASSED UPON
          THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
          ANY REPRESENTATION TO THE CONTRARY IS A
          CRIMINAL OFFENSE.

          IN MAKING AN INVESTMENT DECISION INVESTORS MUST
          RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND
          THE TERMS OF THE OFFERING, INCLUDING THE MERITS
          AND RISKS INVOLVED.  THESE SECURITIES HAVE NOT
          BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL
          OR STATE SECURITIES COMMISSION OR REGULATORY
          AUTHORITY.  FURTHERMORE, THESE AUTHORITIES HAVE
          NOT PASSED UPON THE ACCURACY OR ADEQUACY OF
          THIS DOCUMENT. ANY REPRESENTATION TO THE
          CONTRARY IS A CRIMINAL OFFENSE.

          PROSPECTUS SUMMARY

               The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus. Unless otherwise indicated, "Company" shall include its English subsidiary, Jyra Research Ltd. Each prospective investor is urged to read this Prospectus in its entirety.

          THE COMPANY

               The principal executive offices of the Company are located at Hamilton House, 111 Marlowes, Hemel Hempstead, Hertfordshire HP1 1BB, England, and its telephone number is 44 171 371 0702.

               The Company was incorporated on May 2, 1996 under the laws of Delaware. The Company's plans are to design, develop, manufacture, and market new computer network management systems to (i) maximize network productivity, (ii) minimize network downtime, and (iii) solve network problems caused by the constant increase in network traffic, combined with the growing complexity of networks. These problems result in escalating costs and major systems failures across the corporate spectrum. Management believes that current network management systems do not have the capability to effectively deal with these issues. Management proposes to develop distributed monitoring systems incorporating a proprietary technology linking advanced protocol decodes with expert analysis capabilities to facilitate real-time identification, diagnosis and resolution of network problems.

                       THE OFFERING


          Common Stock Offered on Behalf of
           Selling Shareholders.........................1,043,100 shares
          Common Stock Outstanding Prior to
           this Offering ...............................6,276,600 shares
          Common Stock to be Outstanding
          After this Offering...........................6,276,600 shares


                       USE OF PROCEEDS

               The Shares being registered pursuant to this prospectus were originally sold to persons residing in Europe who purchased the Shares from the Company in October and November 1996 (the
          "European Offering"). These Shares will be offered for resale by the purchasers in the European Offering (the "Selling Shareholders").
          The Company will receive no proceeds from sales by the Selling Shareholders.


          RISK FACTORS

                The securities offered hereby involve a high degree of risk, including, but not limited to, its status as a new business, its continued dependence on securing additional financing, the fact that it has only commenced taking orders for its products, its lack of revenues, its dependence upon key personnel, inexperience of management, protection of intellectual property, competition, the fact that its proposed products are only at the conceptual stage or software prototypes states, limited experience of management in manufacturing, delays in development of software and related products, competitive disadvantage of Company, changes in technology, risk of competing technologies, risks associated with international operations, dependence of the company upon unproven products, limited market for Shares, potential sales of substantial amounts of shares, significant control and influence by existing shareholders, limitation of officers' and directors' liabilities under Delaware law.: See "Risk Factors."

               An investment in the Shares is speculative and involves a high degree of risk. See "Risk Factors."

          DESCRIPTION OF OFFERING

               The Shares being registered pursuant to this prospectus were originally sold to persons who purchased the Shares from the Company in Europe during November 1996 (the "European
          Offering"). No Shares are being sold by the Company and the Company will receive no proceeds from the sales by the Selling Shareholders.

          Estimated expenses incurred by the Company with respect to this Offering are $50,000. In the United States, the Shares are being offered directly by the Selling Shareholders. No commissions are being paid with respect to the sale of the Shares being offered in the United States other than normal brokerage commissions.

                  SELLING SECURITY HOLDERS


          Name    Relationship     No. of         No. of           No. of
                  To Company     Shares Owned    Shares Offered    Shares
                                                                    &
                                                                  % of
                                                                  Company
                                                                  Owned
                                                                  After
                                                                  Offering



          Ten Cate     None       105,000     95,000              10,000
          & Cie                                                      .16%

          Wexford      None        15,000     15,000                 0
          Finance

          Banque       None        80,500     50,000             30,500
          Paribas                                                  .48%

          Mees         None        10,000     10,000                 0
          Pierson BV

          Mees         None        10,000     10,000                 0
          Pierson
          (Luxembourg) SA

          Pim          None         5,000     5,000                  0
          Holdings, NV

          Veer         None         20,000    20,000                 0
          Palthe
          Voute Asset
          Management

          Belficom     None         12,425    12,425                 0
               4

          Optimix      None         40,000    40,000                 0
          Vermogen-
          sbeheer

          Eeb g        None         17,000    17,000                 0
          Vermogen-
          eheer BV

          Loek         None         17,000    17,000                 0
          Van Den
          Boog

          PBI          None         15,000    15,000                 0
          Securities

          Plashof     None          30,000    30,000                 0
          Beheer BV

          Mees        None          38,000    38,000                 0
          Pierson

          Int'l       None          442,575   317,575            125,000
          Publishing                                                2.0%
          Holding, SA

          Grupo de    None           23,000     8,000             15,000
          Creacion                                                  .24%
          Ltd.

          Union       None           315,000   50,000             265,000
          Bancaire Privee                                            4.2%

          Standard    None            20,000   20,000                   0
          Bank Nomi-
          nees (CI)
          Limited

          Securities  None            110,000  100,000               10,000
          Trading SA                                                  .16%

          Bertrand   None              5,000    5,000                    0
          Chatelain

               5

          Pascal    None               5,000    5,000                    0
          Zannetti

          Clark &   None               5,000    5,000                    0
          Cie

          Yves      None              10,500    6,500                  4,000
          Gut                                                           .06%

          M.F.      None              10,000   10,000                     0
          Van Til

          Finter    None              18,000   18,000                     0
          Bank

          Brewin    None              75,000   10,000                 65,000
          Nominees                                                      1.0%
          Limited

          Bank     None               404,500  72,000                 332,500
          von                                                           5.3%
          Ernst & Co.Ltd.

          Union  /fn/                 132,600  41,600                  91,000
          Securities                                                    1.4%
          (Int'l) Ltd.


 /fn/ Mr. Timothy A.B. Mills, a founder of the Company, who owns 550,000 Shares, is a director, and owns 20%, of Union
 Securities (International) Ltd.

                                       GENERAL

          Following is a glossary of terms used in this prospectus.

                                  GLOSSARY OF TERMS


 Access Terminal     A screen and keyboard solely to
                     access information; incapable of
                     independent operation.

 ATM                 Asynchronous Transfer Mode.  A
                     new method of allowing far greater
                     volumes of data to be passed through a
                     network.

 Backbone            A series of devices used to guide
 Routers             and direct data efficiently to its
                     destination by the most
                     appropriate path.

 Bridges             Devices that prevent local traffic
                     from being flooded to an entire
                     network.

 Broadcast           Any data or signal that is
                     transmitted throughout the entire
                     network.

 Code                Language in which software
                     programs are written.

 Control             Methods to inhibit the flow of data
Mechanisms           communications traffic.

 Dealer Feeds        Electronic supply of financial
                     market data.

 Ethernet            A standard that defines the way
                     data is transmitted.

 FDDI                A standard that defines the way
                     data is transmitted over fiber optic
                     cable.

 Global Network      A data communications network
                     that connects interconnects
                     international
                     operations worldwide.

 IBM SNA             A standard that defines the way in
                     IBM computers are connected.

 Interface           Adaptors that connect a device to
 Modules             the network.

 Interop             A major international trade show
                     attended by leading Internet and
                     networking technology companies.

 LAN                 Local Area Network.  This is a
                     network designed to interconnect personal computers within a localized environment by a type of highspeed data communications arrangement.

 Management          General term that refers to any
 System              system for
                     administering network devices
                     or traffic.

 Mbps                Millions of bits per second.  A
                     measurement of the amount of
                     data passed. A bit is the smallest unit of data.

 Modern              Generic term for new applications
 Network             that use the network. Current
 Applications        applications are video, image and
                     multi-media applications.

 Network             The infrastructure that
                     interconnects
                     computers to one another.

 Novell Netware      A widely used network operating
                     system that allows users to share
                     data.

 OEM                 Original Equipment Manufacturer.
                     An industry term for equipment
                     originally manufactured by a third
                     party, but branded and sold by a
                     separate vendor.

 On-line             Active live connection.

 Outsourcers         Companies that are responsible for
                     operating and maintaining
                     networks on behalf of clients.

 Probe               A device that is connected to a
                     network for the proper monitoring
                     of networks.

 Protocols           The sets of rules or standards that
                     describe the way in which traffic is
                     presented to devices on a network.
                     The most widely used of which are
                     IP (often called TCP/IP) and
                     IPX (most often used by Novell
                     Netware)

 Protocols           The ability to breakdown and
 Decoder             analyze the way in which traffic is
                     presented to a network device.

 RMON                A standard for describing what
                     should be monitored by a network
                     device.

 RMON 2              A revision of the RMON standard.



 Serial Line         Probe devices that monitor the
 Analyzers           lines that connect serial networks
                     at different locations.

 SNMP                Simple Network Management
                     Protocol.  A
                     Standard for monitoring network
                     hardware.

 TCP/IP              A standard that describes the way
                     in which data traffic is transmitted
                     across a network.

 Trunk               A line that connects remote
                     locations over telecommunications
                     networks.

 Token Ring          A form of Local Area
                     Network (LAN).

 Traffic             The data that passes across a
                     network.

 UNIX                A standard operating system for
                     computers.

 Usage               The ability to identify the origin of
 Accounting          traffic and thereby charge back
                     network costs to the source.

 WAN                 Wide Area Network. A network
                     that connects users via
                     telecommunications
                     lines.

RISK FACTORS

     The securities offered hereby are speculative in nature and involve a high degree of risk. Accordingly, in analyzing an investment in these securities, prospective investors should carefully consider, along with the other matters referred to herein, the following risk factors.

1.  NEW BUSINESS; CONTINUED DEPENDENCE ON
SECURING ADDITIONAL FINANCING. The Company was incorporated as a start-up business on May 2, 1996. Accordingly, the Company, is subject to all of the risks attendant to new business ventures including, without limitation, raising capital, acquiring or developing products and/or services for sale, securing appropriate leased space for offices, obtaining necessary personnel, establishing and/or penetrating markets for such products and/or services, and achieving profitable operations, of which there can be no assurance. Investors should not purchase any Shares unless they are prepared, and can afford, to lose their entire investment.

     As a new business having no sales or revenues, Management anticipates that the Company may be dependent over the foreseeable future upon securing additional financing, of which there can be no assurance. There are numerous risks associated with investments in start-up companies, including, among others, those inherent in evaluating and acquiring a business involving technologies with limited or no commercial histories, effectively identifying and penetrating the market for the goods and services to be offered, competing with other companies with greater financial and other resources, securing adequate financing, and achieving profitable operations, of which there can be no assurance.

2.  LIMITED OPERATIONS.   To date, the Company
has only recently received a limited number of orders for its products and no revenues. There can be no assurance that the Company will ever have enough sales or receive sufficient revenues to be profitable.

3.  DEPENDENCE UPON KEY PERSONNEL.  The
Company is very dependent upon the continued services of (a)
Mr. Paul Robinson, Chief Executive Officer and Chairman of the Board of Directors of the Company, (b) Mr. Peter Lynch, a director and Vice President - Technical, (c) Roderick Adams, a Director and VP-Corp. Development, and (d) Robin Elsom, a director of Jyra Research Ltd., the Company's wholly-owned subsidiary. These are deemed to be key persons of the Company.
The Company does not have key man life insurance on the lives of any of these persons. Even though the Company has hired experienced sales and technical personnel, in the event that either Mr. Robinson, Mr. Lynch, Mr. Adams or Mr. Elsom becomes unavailable for any reason, the Company would be materially and adversely affected.

4.  INEXPERIENCE OF MANAGEMENT.  Management of the
Company has had limited experience in management positions.
Although members of management have worked for many years
in various large corporations in various positions, no member of
Management has ever served in a senior managerial role.
     11

 5.  FINANCIAL CONDITION OF COMPANY; DIFFICULTY
IN FUNDING OPERATIONS. Although Management believes it will begin receiving revenues from sales of its proposed products during the second quarter of 1997, there can be no assurance that the Company will be able to sell any products or ever receive any revenues. After the completion of the Company's European Offering, the Company had approximately $3,500,000 in funds. Management believes that these funds would be sufficient to fund operations through mid-1998, assuming the Company receives no other funds from sales or otherwise. There can be no assurance the Company would be able to raise any additional necessary funds at that time.

6.  PROTECTION OF INTELLECTUAL PROPERTY;
COMPETITION. Management of the Company believes that there may be a significant business opportunity to sell worldwide Jyra's line of proposed products ("Products"). The Company intends to copyright, where appropriate, the software which would operate its various Products. However, there can be no assurance that the software can be copyrighted, or, even if copyrighted, third parties will not infringe upon or design around such copyrights to develop a competing product. Furthermore, others may design and manufacture superior products. In the event that a third party infringes upon any such copyrights or makes a claim that Jyra's Products infringe upon its proprietary rights to competing products, the Company may not have the financial resources to enforce its rights or successfully defend such a claim. In the event of any infringement of the Company's rights, a claim being made against the Company by third parties, the development of products which are designed around copyrights held by the Company or the development of a superior product by others, the Company's business would be adversely affected. There has been substantial litigation regarding patent and other intellectual property rights in the software industry. As is typical in the software industry, the Company anticipates that it may receive from time to time notices from third parties alleging infringement claims. Although there are currently no pending lawsuits against the Company regarding any possible infringement claims, there can be no assurance infringement claims will not be asserted in the future or that such assertions will not materially adversely affect the Company's business, financial condition and results of operations. If any such claims are asserted against the Company, the Company may need to seek to obtain a license under the third party's intellectual property rights. There can be no assurance a license will be available on reasonable terms or at all. Failure to obtain a necessary license on commercially reasonable terms would materially adversely affect the Company's business, financial condition and results of operations. The Company could decide, in the alternative, to resort to litigation to challenge such claims. Such litigation could be expensive and time consuming and could materially adversely affect the Company's business, financial condition and results of operations.

 7. PROPOSED PRODUCTS ARE  AT THE
CONCEPTUAL OR SOFTWARE PROTOTYPE STAGES.
At the present time, the Company has not generated any revenues from the sale of any products, although it has begun receiving orders for its Mid-Level Manager ("MLM"). . All of its proposed products are at the conceptual stage or software prototype states. Based upon preliminary tests, Management believes it is possible to use Sun Microsystem's Java language to distribute simple network management functions to remote devices. However, a significant phase remains to be completed - commercializing the software prototype. There can be no

assurance the Company will be able to successfully complete this step. Moreover, for its other proposed products, the Company must design its proposed products (including writing all required software), arrange for prototypes of the products to be manufactured, test the prototypes, and then make a determination of whether the product should be marketed to its intended audience. There can be no assurance that the Company will successfully complete all the steps necessary to bring a product to market.

 8.  MANUFACTURING OF PRODUCT.  At the present
time the Company has completed a field trial (Beta test) of its prototype for the Mid-Level Manager ("MLM") and early
prototyping of its probe.   Accordingly, after the Company has
completed designing a product, it must then arrange for a prototype or model to be manufactured. If tests of the prototypes are successful, and Management believes that there will be a commercial demand for its products, Management must arrange for the products to be manufactured. The Company does not plan on manufacturing its Products itself, but intends to have outside manufacturers produce its Products. If and when the probe goes into production, the Company will be relying upon outside manufacturers, not under its control, to produce its products, using industry standard components such as Intel microprocessors and network adapters manufactured by Digital
Equipment. Although the Company believes that there are manufacturers which would be available to produce its products, delays in receiving the necessary hardware components or other delays in manufacturing the Products could materially adversely affect the Company. Even though Management believes its use of standardized industry components and outside assemblers will lessen the risks it faces in quality control, there can be no assurance the Company will not have quality control problems.
In the United States personal computer industry, most of the major companies receive their components from the same sources, such as Intel, Seagate, and others. However, there are still significant disparities in the actual, or perceived, reliability of the various companies' computers. Furthermore, once a company obtains a reputation for inferior quality, even if undeserved, it can be extremely difficult to change the public's perception.

9.  LIMITED EXPERIENCE OF MANAGEMENT IN
MANUFACTURING. No member of Management has extensive experience in manufacturing products including, but not limited to, making arrangements with manufacturers, monitoring the manufacturing process, and ensuring a smooth, timely flow of completed products.

10.  DELAYS IN DEVELOPMENT OF SOFTWARE AND
RELATED PRODUCTS COMMON IN COMPUTER
INDUSTRY. Delays in the development of software and related products are common in the computer industry. Any delays in development could cause significant additional expense and result in lost sales of the Company's products, having a materially adverse effect on the Company. If the Company is delayed in bringing its planned products to market, the Company could be forced to seek additional financing in order to continue operations. There can be no assurance the Company will be able to raise any additional funds, or, even if funds are available, on terms that are acceptable to the Company.

11. COMPETITIVE DISADVANTAGE OF COMPANY. The network system management industry is characterized by an increasing number of participants who have introduced products and services for network management. The Company will be competing with products of other companies, most of which have substantially greater financial, marketing, manufacturing and technical expertise. Accordingly, the Company is at a competitive disadvantage with respect to these other companies and their products.

12.  CHANGES IN TECHNOLOGY; RISK OF COMPETING
TECHNOLOGIES.
Management believes that its ability to compete will be dependent, in large part, upon the software it intends to develop. Management believes that the market for the probe it intends to develop and market is established and rapidly expanding. There can be no assurance that the market for network management systems will continue to grow, or that if it does develop and grow, the Company's proposed products will be successful. Furthermore, there can be no assurance (i) the Company will be able to successfully identify new product and service opportunities for the Company's products, (ii) develop and bring any such new and enhanced products and related services to market in a timely manner, (iii) that such products, services or technologies can be developed or will be commercially successful,
(iv) that the Company will benefit from such developments, or (v) that the products, services or technologies developed by others will not render the Company's planned products obsolete. The International Standards Organization, one of three major international bodies that sets standards for computer management functions, has defined five functional areas for network management applications: (1) performance management, (2) fault management, (3) accounting, (4) configuration management, and
(5) security management. The initial range of the Company's products are being designed to provide solutions addressing only the first three areas. Therefore, even if the Company is successful in designing and manufacturing its planned initial products, it is possible that a competitor may design and market a product that addresses these issues in a more comprehensive way than does the Company's products, thereby having a material adverse effect on the Company.

13.  SUBSTANTIAL ADDITIONAL FUNDS MAY BE
REQUIRED; SUBSTANTIAL
SHAREHOLDER DILUTION. Although the Company believes that Company has sufficient funds to develop and bring its products to market, there can be no assurance the Company's current plans and projections are correct. In the event the Company's plans or the basis for its assumptions change or prove to be inaccurate, or the anticipated cash flow proves insufficient to fund the Company's operations (due to delays, unanticipated expenses, lack of sales revenues, problems, operating difficulties, or otherwise) the Company would be forced to seek additional financing. There can be no assurance that additional financing would be available on commercially acceptable terms, or at all.

     To obtain any necessary financing, the Company could sell additional Shares or other financial instruments convertible or exchangeable into Shares, resulting in substantial dilution to all shareholders.

14.  RISKS ASSOCIATED WITH INTERNATIONAL
OPERATIONS. The Company's operations are currently headquartered in the United Kingdom, although it plans, initially, to engage in marketing efforts in the United States and Europe. There are certain risks inherent in international operations including, but not limited to, remote management, unexpected changes in regulatory requirements, export restrictions, export controls relating to technology, tariffs and other trade barriers, difficulties in staffing and managing foreign operations, longer payment cycles, problems in collecting accounts receivable, political instability, fluctuations in currency exchange rates, seasonal reductions in business activity during the summer months in Europe, and potential adverse tax consequences, which could materially adverse affect the Company's business, operating results, and financial condition.

15. COMPETITION. The Company anticipates that it will experience competition from established and emerging computer, communications, intelligent network wiring, network management and test equipment companies and expects such competition to increase in the future. New and competitive entrants into the field of network fault and performance management may come from areas as diverse as embedded systems in network hardware from established network hardware companies, as well as certain software referred to as "network management" by smaller companies. The primary competitors for the Company planned products are Network General, Hewlett-Packard Company ("Hewlett-Packard"), and 3Com, which are already well entrenched in the market for network management systems. Network General, Hewlett-Packard and 3Com have greater name recognition, more extensive engineering, manufacturing and marketing organizations and substantially greater financial, technological and personnel resources than those available to the Company. Other competitors include Azure Technologies Incorporated, Frontier Software Development, Inc., Wandel & Goltermann, Inc.,
Shomiti Systems, Inc. and embedded systems companies.

     There can be no assurance that the Company's products will ever receive commercial acceptance, or that there will ever be any meaningful sales of its products. Furthermore, new companies may emerge at any time with products that are superior, or that the marketplace perceives are superior, to the Company's products. New entrants, new technology and new marketing techniques may cause customer confusion, thereby lengthening the sales cycle process for the Company. Increased competition may also lead to downward pricing pressure on the Company's products.

     The LAN and WAN industries are characterized by rapid technological advances and can be significantly affected by product introductions and market activities of industry participants. In addition to its current principal competitors, the Company expects substantial competition from established and emerging computer, communications, intelligent network wiring, network management, embedded systems and test instrument companies.
There can be no assurance that the Company will be able to compete successfully in the future with existing or anticipated competitors.

     Competitive pressures from existing manufacturers who offer lower prices or introduce new products may, in some instances, result in delayed or deferred purchasing decisions by potential customers of the Company. Purchase delays or deferrals by potential customers of the Company's products may require the Company to reduce its prices. These competitive scenarios could materially adversely affect the Company's revenues and operating margins.

16.  DEPENDENCE UPON DEVELOPING NEW
PRODUCTS. The Company believes its future success will depend, in part, on its ability to develop, introduce and sell new products, in addition to the products the Company is currently developing and attempting to market. The
Company is committed to continuing investments in research and development; however, there is no assurance these efforts will result in the development, timely release or market acceptance of new products.

17.  IMPACT OF GENERAL ECONOMIC CONDITIONS ON
OPERATIONS AND DEPENDENCE UPON OTHER
COMPANY'S PRODUCTS AND THEIR AVAILABILITY.
The Company's proposed products may be considered by certain customers to be capital purchases. An adverse change in general economic conditions could cause certain of the Company's potential customers to reduce their capital spending, which may adversely affect the Company's operating results.

     For certain critical components of its products, the Company anticipates that it will be relying on a limited number of suppliers. In addition, it is anticipated that some of the Company's products will be designed around specific computer platforms which are only available from certain manufacturers. Any significant shortage of computer platforms or other critical components for the Company's products could lead to cancellations or delays of purchases of the Company's products which would materially adversely affect the Company's operating results. If purchases of computer platforms or other components exceed demand, the Company would incur expenses for disposing of the excess inventory, which would also adversely affect the Company's operating results.

18.  NEED OF COMPANY TO COMPLY WITH
ELECTRICAL, EMISSIONS, AND OTHER APPLICABLE
SAFETY REQUIREMENTS. There can be no assurance that the Company's Products will meet all necessary electrical, emissions or other applicable safety requirements in any of its major potential markets or that standards imposed by federal or local authorities will not be changed with material adverse effects on the Company's activities. Moreover, compliance with such laws may cause substantial delays and require capital outlays in excess of those anticipated, thus, causing an adverse effect on the Company.

19.  DEPENDENCE UPON TECHNOLOGY FROM SUN
MICROSYSTEMS. The Company licenses Java and Solstice technology from Sun Microsystems. The quality of those technologies can affect the Company's ability to deliver and market its products in many ways, including, but not limited to, timely delivery of product to market, quality of finished goods, and market acceptance of the Company's products.

     If the Company's agreement with Sun
Microsystems is terminated, the Company would be required to cease selling any products incorporating Java Technology immediately, at which point the Company would very likely have no practical alternative but to rewrite its products based upon alternative technology. There can be no assurance that such alternative technology would prove equally suitable for the Company's products. It is possible for either party to terminate the Agreement on grounds of the other party's breach, or upon grounds stated in the Agreement. The Company also has the contractual right, at its option, to elect to terminate Agreement for its convenience effective as early as the end of the second year of the initial term. Reference is made to "License from Sun Microsystems" at pages 23-24.



20.  DEPENDENCE OF THE COMPANY UPON UNPROVEN
PRODUCTS. Management believes that the Company's financial performance will be dependent upon its ability to market its Products.

     Because the Products are only at the conceptual or the prototype stage, there can be no assurance that the Company will be able to develop the Products. Furthermore, even if the Company is able to develop a product, there can be no assurance that the Company will be able to sell any Products. Accordingly, there can be no assurance that any significant demand for the Products will ever develop or that the Products will be able to effectively compete with products produced by others.

21.  LIMITED MARKET FOR SHARES; POTENTIAL SALES
OF SUBSTANTIAL AMOUNTS OF SHARES. There are presently 6,276,600 outstanding Shares. Prior to this offering
("Offering"), there has been a limited public market for the Common Stock of the Company on the National Association of Securities Dealers, Inc.'s Over-the-Counter Bulletin

Board ("OTC Bulletin Board") and there can be no assurance that any active trading market will ever develop. In the event that no liquid market for the Shares develops, it will be extremely difficult for a shareholder to dispose of the Shares. In the event a market develops, there can be no assurance that the market will be strong enough to absorb all of the Shares which may be offered for sale by existing shareholders. The resales of substantial amounts of Shares will have a depressive effect on the market.

22.  SIGNIFICANT CONTROL AND INFLUENCE BY
EXISTING SHAREHOLDERS. At this time, Management and insiders beneficially own approximately 44% of the Company's outstanding shares. As a result, Management will be able to control most matters requiring shareholder approval, such as the election of directors, or a merger or consolidation of the Company. Under certain circumstances, such control could prevent shareholders from receiving a premium over the then current market value for their shares.

23.  LIMITATION OF OFFICERS' AND DIRECTORS'
LIABILITIES UNDER DELAWARE LAW.  Pursuant to the
Company's Certificate of Incorporation, as authorized under Delaware law, officers and directors of the Company are not liable for monetary damages for breach of fiduciary duty, except in connection with breach of duty or loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law, or for any transaction in which a director has derived an improper personal benefit. In addition, the Company's Certificate of Incorporation provides that the Company shall indemnify its officers and directors to the fullest extent permitted by law for expenses incurred in the settlement of any actions against such persons in connection with their having served as officers or directors of the Company.

24. CONSEQUENTIAL LOSS. The Company's products are complex, distributed software systems, which under certain conditions have the capability to damage rather than assist the network on which it is installed. This leads to the possibility of a loss, although the Company's software takes explicit steps to avoid this type of fault. Although the Company's license terms explicitly deny responsibility for losses of this type, the risk still exists.


                         USE OF PROCEEDS

     Because the Shares being offered hereby have already been sold by the Company during November 1996, the Company will not be receiving any proceeds from the sales of Shares by the Selling Shareholders.

                         DIVIDEND POLICY

     The Company has never declared or paid cash or other dividends on its Shares and it is currently the intention of the Company not to declare or pay cash dividends on its Shares. The payment of cash dividends in the future will depend on the Company's earnings, financial condition, capital needs and other factors deemed relevant by the Board, including statutory restrictions on the availability of capital for the payment of dividends, the rights of holders of any series of preferred stock that may hereafter be issued and the limitations, if any, on the payment of dividends under any then-existing credit facility or other indebtedness. It is the current intention of the Board to retain earnings, if any, to finance the operations and expansion of the Company's business.

                 CAPITALIZATION
                 (at December 31, 1996)

Common Stock
     Authorized:              20,000,000 Shares, $.001 par value
     Issued and Outstanding:  6,276,600 Shares                   $6,277

Paid-in Capital                                              $3,819,405

Deficit Accumulated During Development Stage                  ($347,692)

Foreign Currency Translation Adjustments                       ($31,289)

Total Stockholders Equity                                     $3,446,701

Long-Term Obligations                                                  0

                           THE COMPANY

     The Company was incorporated on May 2, 1996 under the laws of Delaware. The Company's plans are to design, develop, manufacture, and market new computer network management systems to (i) maximize network productivity, (ii) minimize network downtime, and (iii) solve network problems caused by the constant increase in network traffic, combined with the growing complexity of networks. These problems result in escalating costs and major systems failures across the corporate spectrum. Management believes that current network management systems do not have the capability to effectively deal with these problems.

     The Company is designing products consisting of portable tools and centralized systems incorporating a proprietary technology linking advanced protocol decodes with expert analysis capabilities to facilitate identification, diagnosis and resolution of network problems.

                            Background

     Over the past ten years corporations have moved rapidly from using mainframe computers with numerous access terminals to individual personal computers ("PCs"), interconnected by networks. This has resulted in the network traffic increasing to the point where it outstrips the capacity of the existing networks.

     A corporate network may connect thousands of individual
PCs together. The network, rather than a mainframe computer, now connects all the parts of the organization together. This resulting increase in network use can result in increased costs to a company including (i) uncontrolled and unknown network traffic,
(ii) unnecessary telephone costs, and (iii) poor usage accounting.

     Management believes there a number of problems with the management of networks today.

     One major problem with existing network management systems is their inability to determine the reason why the link between two PCs is busy, or which type of traffic is causing the congestion (i.e., processing, spreadsheets, dealer feeds, games, etc.).

     Management believes that another major problem with existing network management systems is their inability to efficiently and cost-effectively do anything other than real-time sampling. Real time sampling will only describe the current state of the system, which immediately after a failure is "down".
Management believes that a real-time view is not effective for long-term solving or diagnosis.

     Management believes that existing network management
devices are expensive, while being limited to carrying out a single function. Existing networks probe devices or network analyzers require other devices for these products to work most effectively. Accordingly, the cost
     20
of deploying these network probes and related devices can be quite expensive.

     The Company plans to design products which would provide practical tools to address the problems of (i) uncontrolled and unpredictable network traffic, (ii) unnecessary telephone line charges, and (iii) poor usage accounting.

Planned Initial Products

     The initial products the Company currently plans to develop are as follows:

     1.  Mid-Level Manager ("MLM")

     It is intended that the MLM will be an application suite suitable for execution on Sun Solaris, IBM AIX, Windows NT and Windows 95. Management anticipates that the initial releases will be on Windows NT. It is intended that the Manager will provide the interface between the raw statistics gathered at a probe and the presentation layer software used to display this data.

     The MLM will support (i) RMON data capture interface allowing data capture from existing RMON probes, and (ii)
SNMP data capture interface allowing data capture from existing
SNMP devices.

     The MLM will be designed to allow secure network installation of user applications. The security will prevent the execution of unlicensed copies of Jyra Products. The MLM will contain authentication capability internally to prevent unauthorized access and will be designed to support external authentication protocols such as TACACS, CHAP, and RADIUS.

     2.  Jyra Diagnosis Pack

      It is intended that this product will provide local diagnosis of network problems. Management plans that the probe software will be secured so that it cannot be used in non-Jyra systems.

     3.  Jyra Analysis Pack

     Management anticipates that this product will provide a global view of the performance of applications within a network, capturing and analyzing data from more than one probe. This product would provide the administrator of the network system with a view of traffic across an entire network. This would allow the administrator to gain an understanding of the flow of traffic and to optimize the network by managing out unnecessary traffic.

     It is intended that this product would be equipped with memory capacity sufficient to record problems as they occur and play back the sequences of events that led up to the problem. In addition, Management believes that this historical data allows trend analysis and will provide a company with the ability to charge its various operating companies according to their use of the network.

     It is anticipated that data analysis will be distributed depending upon where the CPU, memory and network bandwidth constraints exist within the monitoring system.

     4.  Jyra Probe

     The Jyra Probe ("Probe") is likely to be available as a10/100 Mbps Ethernet device. It is intended that the Probe will support multiple packet capture contexts so that traffic streams from different switching configurations can be separated.

     5.  Service Level Management ("SLM")

     Management anticipates that this product will initially focus on measuring and reporting on response time as experienced by network users. Management anticipates that this will be supplemented by an application oriented network cost management system based upon transactional monitoring and billings.

                             *******

     It is the Company's goal that any products it may develop will be compatible with the emerging standards being set by users of the Internet and its equipment suppliers. Management hopes that such an approach will help attract third parties to develop applications supporting the Company's products.

     However, there can be no assurance that the Company will be able to develop any of the products described above, or that, even if developed, that any of the products will be commercially successful.

                          MANUFACTURING


     After the Company completes designing a product, the Company must then arrange for a prototype or model to be manufactured. If tests of the prototype are successful, and Management believes that there will be a commercial demand for the product, Management must arrange for the product to be manufactured in commercial quantities. Currently, the Company does not plan on manufacturing any Products itself, but plans on having outside manufacturers produce any Products.

     Management intends that the hardware element of the Probe will be assembled using industry standard components such as microprocessors manufactured by Intel and network adaptors manufactured by Digital Equipment. The Probe would then assembled by a third party assembler. Management believes the primary advantages of using a third party to assemble the Probeare (1) the Company would not incur the expense of operating a manufacturing plant, and (2) the Company would achieve lower component costs through the buying capability of the assembler who buys standard components in large numbers.

     The Company anticipates that its manufacturing operations will not require any capital expenditures for environmental control facilities or any special activities for protection of the environment.

LICENSE FROM SUN MICROSYSTEMS

     On June 29, 1996, the Company entered into a
Technology License and Distribution Agreement ("Agreement") with Sun Microsystems, Inc. ("Sun"). Under the Agreement, the Company was granted a worldwide non-exclusive license to develop and distribute products based upon Sun's Java technology (the "JavaTechnology"). The Agreement does not prohibit the Company from using technology which is competitive with Java Technology. Although Java Technology is a yet-untested work in progress, since Management expects Java Technology to be a suitable basis for the Company's initial products, Management intends to develop the Company's Probe and related products based in large part upon Java Technology.

     Pursuant to the Agreement, the Company is required to meet three principal payment obligations to Sun, consisting of: A. upfront license fees; B. per unit royalties; and C. support and update fees.

     The Agreement is capable of ending either by expiration or termination. The Agreement is scheduled to expire at the end of its stated initial term of five (5) years, after which the Company may, at its option, elect to renew the Agreement for as many as five successive terms of one (1) year each. If the Agreement ends by expiration of any such term, then, after expiration, the Company may continue to sell its products incorporating Java Technology as such technology existed at the time of expiration, subject always to the Company's continuing obligation to pay "per unit royalties."

     Alternatively, if the Agreement ends by termination (as distinguished from expiration), the Company would be required to cease selling any products incorporating Java Technology immediately, at which point the Company would very likely have no practical alternative but to rewrite its products based upon alternative technology. There can be no assurance that such alternative technology would prove equally suitable for the Company's products. It is possible for either party to terminate the Agreement on grounds of the other party's breach, or upon grounds stated in the Agreement. The Company also has the contractual right, at its option, to elect to terminate Agreement for its convenience effective as early as the end of the second year of the initial term.


                 PROPRIETARY RIGHTS AND LICENSES

     At the present time, the Company does not own any patents relating to any of its planned Products. Management intends to rely primarily upon copyright, trademark and trade secret laws to establish its proprietary rights in its products. Because the LAN and WAN industry is characterized by rapid technological change, the Company will be relying upon its innovative management, technical expertise, and marketing skills to develop, enhance and market its products.

             MARKET FOR COMPANY'S PROPOSED
             PRODUCTS

     The market for network monitoring equipment is a result of the general globalization of business. Corporations are increasing selling, developing and supporting products at all times, throughout the world. This, in turn, causes the creation of additional corporate networks.

     Management believes there are millions of computers connected to local area networks around the world. Management also believes that the growth of these corporate networks will continue to grow rapidly, fueled, in part, by the growth in the Internet and the telecommunications industry. Management believes that the market for network monitoring equipment is growing and that the opportunity exists for new products to find acceptance in the marketplace.

     Management believes the market for networking products is divided into five major semi-autonomous sections as described below.

  Fortune 500 Corporations

     The Fortune 500 companies are major consumers of network management technology. Networks are crucial to the success of these companies. Although networks are important strategic assets for these companies, they also present major risks and constitute major expenses. Once the Company has Products that are ready to be marketed, the Company intends to approach directly major corporations where Management believes the Company has a good possibility of making sales. Initially, the Company will focus on approaching a limited number of companies (30), to help ensure that early sales and implementations of the Products go smoothly. Subsequently, the Company plans to recruit up to two marketing representatives for the United Kingdom and United States.

Telecommunications Providers

     The increase in the use of the Internet and ATM services is requiring providers of telecommunications equipment to develop more flexible services, many of which will be billed by usage. Manage significant demand in the area of Internet billing.

     In conjunction with the marketing activities planned for the Fortune 500 companies described above, Management plans to initially approach major telecommunications companies in the United Kingdom and the United States with a view to initiating trials of the Company's systems in the areas of networking and Internet problem solving and network chargeback. If the trials are successful, Management believes these companies will be in a position to distribute the Company's products to their customers. However, there can be no assurance that (i) any telecommunications companies will test the Company's products,
(ii) that any trials conducted would be successful, or (iii) these companies would distribute the Company's products to their customers.

     Because virtually all of the Fortune 500 companies are customers of major telecommunications companies, Management intends to focus its direct marketing activities to attempt to create demand for the Company's Products within the Fortune 500 companies, which can then be fulfilled by the major telecommunications companies.

Outsourcers

     Outsourcers are outside organizations which a company uses to manage certain aspects of the company's operations. Outsourcing companies can reduce the cost of network ownership through remote management. Outsourcers must demonstrate that their services are effective to retain their contracts. It is not uncommon that many of these contracts do not become profitable until they are renewed. Outsourcers require the networks that they manage to have a greater amount of remote diagnosis, control and measurement equipment than previously existed.

     A key element for outsourcers is providing network monitoring services less expensively than the company could do so itself. Management believes that its proposed products will be able to efficiently monitor significant events, carry out instant diagnosis, and capture performance and billing information.

     Initially, all approaches to outsource companies will be made by Management. Once the Company obtains a reference customer, the Company intends to recruit a third market representative to focus on this area, along with third party applications vendors.

Third Party Application Developers and Consultants

     Service-only companies, such as software application developers, require technologies to which they can add value. Management believes that the ability to add local programming for specialist applications to its proposed products will make its products attractive to consultants and software developers. Management intends to control the architecture and platform licensing, not the overall market. The Company plans to market its open probe architecture over the Internet and publish the links to its architecture necessary for third parties to build applications to the Probe.

Existing Data Communications Equipment and Probe Vendors

     Major equipment vendors are already utilizing distributed approaches for controlling equipment, but, generally, own no probe technology of their own. Management intends to attempt to license its proposed products to both major and smaller vendors within the network industry. Once the Company has established sales for its products in the markets described above, Mr. Paul Robinson, CEO of the Company, will approach existing vendors. Management believes that the potential opportunities are of high value but not numerous, so any marketing activities will be carried out by Management.

               UNITED STATES MARKETING OPERATIONS

     The Company established a sales presence in the United States during April 1997 and attended Interop in Las
Vegas, Nevada in May 1997. At this show the Company publicly launched its first product, the MLM.

     In addition, during May 1997, the Company opened a sales office in San Jose, California. Initially, the Company hired two people for its United States operations. However, there can be no assurance that the Company will be able to attract additional qualified salespeople or that any salespeople hired will be successful. Moreover, there can be no assurance that the Company's products will be well received or that the United States activities will result in increased revenues for the Company.


                     COMPETITIVE TECHNOLOGY

     The Company's planned products will compete in three sectors of the systems and network management market:

     1.   Network Diagnosis and Analysis;

     2.   Remote Monitoring; and

     3.   Systems Management.

     Management believes that the primary forces that control these markets are:

           (i) minimizing overall user network cost on the theory that application of the appropriate technology will reduce the number of people required to manage the network; and

          (ii) the desire on the part of managers to catch up on communications technology. Management believes that owners of networks generally feel that they do not have the right degree of control, compared to other business assets such as mainframe computers.
          The protocols, applications and bandwiths in use are changing much faster than the management technology can keep up with.

                 NETWORK DIAGNOSIS AND ANALYSIS

     This part of the market is highly fragmented, although products can generally be placed into three categories:

     1.   portable packet capture;

     2.   local network analysis; and

     3.   global network analysis.


     (A)  Portable Packet Capture

     Devices in the class are designed to capture all traffic from a single network segment for later analysis. The device will attempt to decode each packet seen on the network; expert analysis of what is actually transpiring is left to the user.

          Triticom LANDecoder

     Triticom is the developer is many LAN management tools designed for network administrators and integrators. Triticom's products include software-based network monitors, protocol analyzers, bridges and routers, RMON and Microsoft Windows network management software.
          27

     The Triticom LANDecoder is a software packet capture and protocol analyzer product which runs on almost any PC.
The device is designed as an inexpensive field service tool. The device makes it easy to capture data as it decodes a wide variety of network protocols.

       Wandel and Goltermann

     The WG DA30 is the most expensive piece of network diagnosis equipment in common use. It is typically sold to large corporations, product manufacturers, and network integrators.

     The device supports multiple physical interfaces at wire-speed through the use of multiple processors. For a user with significant programming skills, it is possible to write specialized capture and diagnosis routines in Occam, a parallel-processing programming language designed to support the SGS-Thomson (Immos) Transputer, which is attached to each physical interface. Wandel and Goltermann also produces the Domino, which is a single module packaged for use with a laptop PC.

     Hewlett-Packard

     Hewlett-Packard is recognized as the market leader in serial line analyzers. Management of the Company believes that it has not been able to establish the same visibility in LAN analyzers or in RMON probes. Management of the Company believes this is due to competition from PC-based platforms for the low-end market.

     (b)  Local Network Analysis

     Network General

     The Expert Sniffer, sold by Network General, is a
PC-based network monitor which accumulates information about traffic flows on Ethernet, FDDI, and Token Ring segments in
almost real-time.   Following data capture, a series of expert
system modules interpret the capture data traffic to make assessments of where any problems may lie. This expert analysis makes protocol knowledge available to less skilled field service
staff and  reduces repair time in corporate environments.   The
Distributed Sniffer consists of one or more probes and a management application sells for around the same price.

     (c)  Global Network Analysis

     ECONet

     ECONet is a PC-based application which first came to
market  in early 1995, under the name CoroNet.  The product
won a Best in Show award at Interop and was immediately purchased by Compuware for $35 million. ECONet was the first product to use packet capture and analysis techniques to attempt to automatically build a global view of the applications in use within a network. The product is very useful in providing network managers application-oriented network utilization
figures.   Management of the Company believes that there are no
other similar products which meets this need without significant engineering work on the part of the end user.

     Desktalk TrendSNMP+

     This is a data collection and consolidation system for long-term capture of SNMP and RMON data. The product can be used as a base for service-level monitoring, capacity planning and billing. The basis for monitoring is limited to the functions provided by RMON and SNMP. It uses a standard relational database. It has a sophisticated polling engine.

                        REMOTE MONITORING

  Current and future remote monitoring products are based
on  the RMON and RMON-2 standards.  RMON defines a fixed
set of monitoring functions  which can be performed by a probe
on a single network   segment.   RMON-2 includes packet
capture, conversation statistics and breakdown by communications protocol.

     The primary disadvantages of RMON are:

     a. due to the requirement that standards agree among competing manufacturers, the standard that is adopted, usually substantially trails user needs;

     b. the reporting and control mechanism for RMON is SNMP, which leads to highly inefficient data transfers. The fixed function of the RMON probes means that sophisticated applications have to be executed at a central management station, to which all data must be transferred. The use of SNMP makes this impractical in many networks;

     c. problem analysis still requires expert individuals for such analysis;

     d. as the number of devices supported by each network segment becomes reduced, the per-user cost of RMON increases. Few organizations feel that they can afford a probe per segment.

     Management of the Company has had direct recent experience constructing management reporting solutions with RMON products and recognize the following limitations:

     a.   limited programming capability at the probe;

     b.   very inefficient data transfer;

     c.   limited security for captured data; and

     d.   limited resilience in the management system as a whole.

     Each probe vendor has its own unique management
technology.   This allows the probe vendor to drive the
vendor-specific features of each offering, while allowing the products to be demonstrated. These management applications have required the probe vendors to engage in a substantial amount of re-engineering. As a general rule, the management applications designed by probe vendors compare unfavorably to the products of the leading systems management vendors.

     Activity in RMON probe manufacturers is currently focused on four areas:

     a. alliances with major vendors of network switching equipment;

     b.   upgrading from RMON to RMON-2;

     c.   supporting new physical interfaces; and

     d.   increasing management functionality.

     The leading products in this area are manufactured by Frontier Software, ARMON, AXON and Hewlett-Packard.

     Frontier Software

  Frontier Software ("Frontier"), now renamed  "Netscout
Inc.",  has two major products:  Netscout Probes and Netscout
Manager.  Generally, customers buy  one or more probes,
depending upon the number of network segments  to be
monitored, and one copy of the Netscout Manager .
     30

     Frontier has the most third-party relationships, and supplies products and technology to the market leading switch vendor, Cisco Systems. Frontier supports the widest range of physical interfaces: 10 mbps Ethernet, Token Ring, FDDI, and high-speed serial links. Frontier uses a ruggedized PC hardware platform, which gives Frontier a cost advantage when developing new probes.

                       SYSTEMS MANAGEMENT

     Systems management products take a top-down view of the entire information technology infrastructure within a single corporation. They developed as an extension of the market for network management consoles. These are large complex applications for which development takes a long time, and innovation is rare. Management of the Company believes that there have been no significant technical innovations in the area since Hewlett-Packard Openview first came to the market.

     The leading corporate systems management products are:
Computer Associates Unicenter, Hewlett-Packard Openview,
IBM  System View, and Tivoli.

     Typical customers spend in excess of $250,000 on systems management products, and an additional $250,000 to make the products perform.

     Timetable

     Management of the Company believes that it has adequate funds to develop and bring to market its MLM.
Currently, the Company has completed development and has commenced marketing its initial release of its MLM. The
Company anticipates a 2nd release of its MLM will be available during the 2nd half of 1997.

                      FINANCIAL INFORMATION

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

     In addition to historical information, the following Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties. The Company's actual results could differ significantly from those anticipated in these forward-looking statements as a result of certain factors, including those discussed in "Risk Factors" and elsewhere in this Prospectus.

Liquidity and Capital Resources

     At March 31, 1997 the Company had cash on hand of approximately $2.8 million. The Company believes these funds are adequate to finance operations through mid-1998, assuming the Company receives no other funds, from either the sale of Shares or its products.

     From May 2, 1996 through December 31, 1996, the
Company's only source of revenues was $30,366 in interest it has received from funds on deposit.

     On August 14, 1996 the Company formed a
wholly-owned subsidiary in the United Kingdom, Jyra Research
Ltd., to carry out research and development duties. Currently, the majority of the Company's activities are carried out through Jyra Research Ltd.

      The Company's monthly general and administrative expenses are approximately $150,000 (exclusive of legal, auditing and license payments). Management anticipates that this figure will increase significantly in the second half of 1997 as it launches its products and establishes a presence in the United States. In addition, the Company will be incurring costs of approximately $50,000 in connection with attending trade shows, scheduled for the second half of 1997.

     The Company also has financial commitments relating to
its  agreement with Sun Microsystems to license Sun's Java
technology.   For each of the first 5,000 products utilizing Java
Technology sold by the Company, the Company will be required to pay Sun a royalty of $66 per unit; for each such product in excess of the first 5,000, the Company will be required to pay Sun a royalty of $20 per unit.

     In addition, as "support and update fees," the Agreement requires the Company to pay Sun: $50,000 per year for the period during which the Company is paying "per unit royalties" of $66;
and $300,000 per year for the period when the Company is paying Sun "per unit royalties" of $20.

Results of Operations

     The Company's audited financial statements for the period from its inception, May 2, 1996, through December 31, 1996 reflect a net loss of $347,692, which relates to the expenses incurred in developing its initial products, forming the Company, and the raising of approximately $4 million through the sale of 6,276,600 Shares.

Three Months Ended March 31, 1997

Results of Operations

     The unaudited figures should be read in conjunction with the notes accompanying the audited year end statements through to December 31, 1996. Because the Company was formed in May 1996, there are no previous year's figures available for comparison. Accordingly, the only figures that can be used for comparison are the audited financial statements covering the period from May 2, 1996 through December 31, 1996 (the "Initial 8 Month Period").

     For the three months ended March 31, 1997, the
Company incurred a net loss of $337,004.  During this
period, the Company expended approximately $402,325 on development and administrative expenses. The majority of these expenses relate to the expansion of its technical development staff and the recruitment of the initial European
sales team of three individuals.   In addition, the Company
purchased computer software and hardware for use in testing its initial products prior to release. The Company's Management anticipates that the development and administrative expenses could rise significantly during the current fiscal year, as the Company expands in anticipation of product sales.

     During the three months ended March 31, 1997, the Company did not generate any revenues from the sales of its products. The only income received was $26,993 interest generated by cash funds held on deposit, and $50,585 from currency exchange differences.

        During the three months ended March 31, 1997, the Company granted stock options to acquire 7,500 Shares to certain key individuals providing services to the Company.

SELECTED FINANCIAL DATA


Following is selected financial data of the Company for the period from the Company's incorporation, May 2, 1996, through March 31, 1997.


                                  3 Months Ended         For the Period
                                  March 31, 1997         May 2, 1996 through
                                  (Unaudited)            Dec. 31, 1996


Current Assets                 $2,866,805                    $3,449,489
Current Liabilities                 39,657                      100,994
Stockholders Equity              3,007,755                    3,446,701
Revenues                                 0                            0
Loss                               337,004                      347,692
Loss Per Share                       (0.05)                       (0.08)






                              OFFICE FACILITIES

  The Company's executive offices are located at Hamilton House, 111 Marlowes, Hemel Hempstead,
Hertfordshire HP1 1BB England, consist of approximately 2,700 square feet, and is where it conducts research and development, at an annual rental of 23,500 pounds sterling. The lease expires in August 1999. In addition, the Company is leasing an office in San Jose, California, on a month-to-month basis, at a rental of $800 per month.

              DIRECTORS, OFFICERS AND KEY PERSONNEL

Management

 NAME                          AGE               POSITION

Paul Robinson                  33               President, CEO, Chairman
                                                of the Board

Peter Lynch                    41               Director, VP - Technology

Roderick Adams                 33               Director, VP-Corp. Development

Andy Mulholland                47               Director - Jyra Research Ltd.

Robin Elsom                    37               Director - Jyra Research Ltd.


     Paul Robinson has served as Chairman of the Board of Directors, President, and Chief Executive Officer of the Company since June 3, 1996. From August 1995 to October 1, 1996, Mr. Robinson was an Account Manager for Cisco Systems, handling customers in the United Kingdom financial sector. From 1992 to August 1995 Mr. Robinson was employed by Biss Ltd. as a new business sales executive. From 1989 to 1992 Mr. Robinson was a sales executive for Prime Computers in the United Kingdom. In 1990, Mr. Robinson was transferred to Thailand where he was sales manager for southeast Asia. Mr. Robinson intends to spend all of his time on the Company's affairs.

     Peter Lynch has served as a director of the Company since its inception in May 1996. Since 1990 Mr. Lynch has held various management positions with Wang Biss Ltd. in the areas of system engineering, product marketing, and regional operations. Mr. Lynch intends to spend all of his time on the Company's affairs.

     Roderick Adams has served as a director of the Company since its inception in May 1996. Since 1991 Mr. Adams has acted as a consultant to a number of companies seeking financing. Mr. Adams provides services and advice on corporate matters including fund raising, listings and quotes, investor and media relations. Mr. Adams intends to spend all of his time on the Company's affairs.

     Mr. Andy Mulholland has served as a director of Jyra Research Ltd., the Company's wholly-owned English subsidiary, since January 14, 1997. Since July 1996, Mr. Mulholland has been a divisional director of Cap Gemini UK, part of Europe's largest computer services business. From 1989, Mr. Mulholland was a founder and marketing director (executive) of BISS Ltd. In 1993 he was a key figure in raising more than 5.5 million pounds sterling for a management buy out of BISS Ltd. BISS Ltd. was subsequently sold to Wang Laboratories, USA in 1995. Mr. Mulholland is an experienced senior manager with strong skills in strategic, tactical, and management aspects of technology and services provisions.

     Robin Elsom has served as a director of Jyra
Research Lt., the Company's wholly-owned English subsidiary, since April 6, 1997. Prior to that time, Mr. Elsom was employed by Wang Laboratories where he reported to the President of Wang. Mr. Elsom was responsible for developing Service Management technologies, to be utilized by I-Net, the outsourcing division of Wang. Mr. Elsom was part of the technology evaluation team which undertook the $250 million acquisition of I-Net in 1996. Previously, Mr. Elsom was a founder and, from 1991, a Technical Director of BISS Ltd. In 1993, he was one of the directors who secured funding for, and successfully completed a management buy-out of, BISS Ltd.

                          REMUNERATION

                          SUMMARY COMPENSATION TABLE *



     LONG-TERM
       ANNUAL COMPENSATION COMPENSATION
-----------------------------------------------------------------
                                                              NUMBER OF
NAME                        YEAR               SALARY         BONUS OPTIONS
AND PRINCIPAL
POSITION

Paul Robinson..............    1996            46,500\1     0           0
   Chairman, Chief Executive
    Officer, President

Peter Lynch................     1996           46,500\2     0           0
   Director, VP-Technical

Roderick Adams..............     1996          43,000\3     0           0
   Director, VP-Corp.
   Development

* All monetary amounts in this table are in English pounds sterling.

1/ Mr. Robinson is being compensated at an annual rate of 46,500 pounds sterling per year. Such compensation commenced on October 1, 1996. From the Company's incorporation on May 2, 1996 through September 30, 1996, Mr. Robinson received no compensation from the Company. For the period from October
1, 1996 through December 31, 1996, Mr. Robinson received compensation totaling 11,625 pounds sterling.

2/ Mr. Lynch is being compensated at an annual rate of 46,500 pounds sterling per year. Mr. Lynch began receiving compensation in July 1996. Through December 31, 1996 Mr.
Lynch received  compensation totaling 23,250 pounds sterling.

3/ Mr. Adams began receiving compensation at the annual rate of
43,000 pounds sterling in July 1996.  Through December 31,
1996,  Mr. Adams received compensation totaling 21,500 pounds sterling.
     37

     AGGREGATED OPTIONS/SAR EXERCISES IN LAST
FISCAL YEAR AND FY-  END OPTIONS/SAR VALUES

  At the present time, the only stock options held by any of the Company's executive officers and directors is the option to purchase 150,000 Shares at a price of $16.00 per share, held by Mr. Robin Elsom, a director of the Company's wholly-owned subsidiary, Jyra Research Ltd. At the present time, the Company has outstanding stock options to purchase a total of 60,000 Shares at an exercise price of $0.40 per Share, 40,000 Shares at an exercise price of $4.00 per Share, 55,000 Shares at an exercise price of $7.00 per Share, and 7,500 Shares at an exercise price of $9.00 per Share, and 227,000 shares at an exercise price of $16.00 per Share.


                        STOCK OPTION PLAN

  The Company has adopted the Stock Option Plan (the
"Plan") to attract and retain officers, non-employee directors, employees, and consultants of the Company or any of its subsidiaries or affiliates. The Plan authorizes the purchase of up to 500,000 shares of Common Stock through the grant of stock options and awards of restricted stock. The Company has granted options under the Plan to purchase 389,500 Shares of the Company's Common Stock at varying exercise prices. The Plan will be administered by either the Board of Directors or a committee of two or more non-employee directors
("Administrator"). In general, the Administrator will determine which eligible officers, directors, employees and consultants of the Company may participate in the Plan and the type, extent and terms of the stock option grants and awards of restricted stock.

     Options granted to employees may be either incentive stock options within the meaning of Section 422 of the Code
("ISOs") or non-ISOs. Each option has a maximum term of ten years from the date of the grant, subject to early termination. The exercise price of any options granted after this Offering shall be equal to the greater of the market price per share of the Common Stock on the date of grant or the initial public offering price. At the discretion of the Administrator, the exercise price of the options may be paid in cash, with shares of Common Stock having a fair market value equal to the option exercise price, or with other property having a fair market value equal to the option exercise price, including other vested but unexercised options. In the event of a change in control, as defined in the Plan, all options will become immediately vested and exercisable and the restrictions with regard to restricted stock will lapse, unless provided otherwise.

                   RELATED PARTY TRANSACTIONS

     During 1996 the Company has issued a total of 132,600
Shares to Union Securities
     38

(International) Ltd., as compensation for its services in assisting the Company sell Shares in the (i) June/July 1996 offering and
(ii) the European Offering in October and November 1996. Mr. Timothy A.B. Mills, a founder of the Company, who owns
550,000 Shares, is a director, and owns 20%, of Union Securities (International) Ltd.



                     PRINCIPAL STOCKHOLDERS


     The table below sets forth certain information regarding the beneficial ownership as of the date hereof and as adjusted to reflect the sale of Common Stock offered hereby, by (i) each person known by the Company to own beneficially five percent or more of the Common Stock, (ii) each of the Company's directors,
(iii) each of the Named Officers and (iv) all directors and executive officers as a group. Except as otherwise indicated, (x) the Company believes that each of the beneficial owners of the Common Stock listed in the table, based on information furnished by such owner, has sole investment and voting power with respect to such shares, and (y) the address of the beneficial owner is the address of the principal executive offices of the Company. The information set forth in the table and accompanying footnotes has been furnished by the named beneficial owners.



TITLE OF    NAME AND ADDRESS    AMOUNT AND         PERCENT   PERCENT
CLASS       OF BENEFICIAL       NATURE OF          OF CLASS  OF CLASS
            OWNER               BENEFICIAL         Before    After
                                OWNERSHIP          Offering  Offering


 Common    Timothy A.B. Mills      550,000           8.8%      8.8%
           10/20 Garlick Hill      Direct
           London EC4V 2AL
           England

Common     International Publishing 442,575          7.1%      2.0%
           Holding, SA *            Direct
           1 Place Dargent
           Luxembourg

Common     Bank Von Ernst & Co.,    404,500          6.4%      5.3%
           Ltd.                     Direct
           40 Rue du Rhone, 1211
           Geneva
           Switzerland

Common     Union Bancaire Privee     315,000         5.0%      4.2%
           96/98 Rue du Rhone,       Direct
           P.O. Box 1329'CH-1211
           Geneva
           Switzerland



* International Publishing Holding, SA ("IPH") is a Luxembourg corporation registered and headquarterd at 1 Place Dargent, 1413 Luxembourg. Its principal business address is c/o
           Mr. Joseph G.B. Platvoet, Hans Memlingdreef 20, 3920 Lommel, Belgium. The principal business of IPH is to make, hold, and dispose of investments. IPH has approximately 350 shareholders and is managed by a Board of Directors consisting of three individuals: (i) Mr. Vincent Pieter Kamer ("V. Kamer");
           (ii) Mr. Joseph G.B. Platvoet; and (iii) Mr. Hans M. Koppenaal.

           V. Kamer is of German and Dutch nationality, is the son of Mr. Rienk H. Kamer ("R. Kamer"), an investment advisor to IPH (described below), and resides at Avenue Albert ler 275, 1331 Genval, Belgium. V. Kamer's principal occupation is to serve as a division director of an European subsidiary of a multinational pharmaceutical company that is not associated or connected in any way with IPH or R. Kamer.

           Mr. Platvoet is of Dutch nationality and resides at Hans Memlingdreef 20, 3920 Lommel, Belgium. Mr. Platvoet is a retired private investor.

           Mr. Koppenaal is of Dutch nationality and resides at Tolhutterweg 22, 72621 KT Ruurie, The Netherlands. Mr. Koppenaal is the owner and manager of Makotex BV, an import/export textile company, having an address at Tolhutterweg 22, 72621 KT Ruurio,
           The Netherlands, as well as Mekolux Investments B.V., a private investment company having an address at Tolhutterweg 22, 72621 KT Ruurie, The Netherlands.

           R. Kamer is an investment advisor to IPH. R. Kamer has represented to Management of the Company that he is neither a shareholder of the Company nor a shareholder, director, or officer of IPH. However, by virtue of his role as an investment advisor to IPH and the authority conferred upon him in such capacity, R. Kamer may be deemed to be a "beneficial owner" of the Shares of the Company owned by IPH, within the meaning of that term as it is defined in Rule 13d-3, promulgated under the Securities Exchange Act of 1934, as amended.

           R. Kamer is a Dutch citizen and resides at Residenza 'Le Palme, Corso Italia 28B, Campione, Italy. In addition to carrying on business as an investment advisor, principally from premises located at Gevers Deynootweg 93/N, 6th Floor, 2586 BK, The
           Hague, The Netherlands, and Los Molineros 155, 29600, Marbella, Spain, R. Kamer is also a financial journalist and the publisher of an investment publication in The Netherlands known as "Financiele Strategie". In 1983, R. Kamer was indicted on charges, among others, of conspiracy, mail fraud and wire fraud in connection with the sale of real property located in the United States. A conviction based upon a plea bargain agreement was reversed by the United States Court of Appeals for the Ninth Circuit in a decision reported at United States v. Rienk Kamer, 781 F.2d 1380 (9th Cir. 1986) and remanded for further proceedings to be taken by the lower court. Since that decision, to R. Kamer's knowledge, United States prosecutors have elected not to proceed further with respect to the indictment. Similar charges were brought in The Netherlands resulting in full acquittal in 1990 of the fraud charges and the imposition of a $600 fine for R. Kamer's vicarious liability for the actions of an employee.

           R. Kamer has disclaimed beneficial ownership of the Shares in the Company owned by IPH.

           IPH has the sole voting power with respect to the Company's Shares owned by it. By virtue of the authority conferred R. Kamer as investment advisor to IPH, R. Kamer shares dispositive power with respect to the Shares of the Company owned by IPH.

           For his services as investment advisor to IPH, R. Kamer receives an annual fee based upon the net asset value of the IPH's entire portfolio of securities.

           Grupo de Creacion Ltd., a Gibraltar corporation, which owns 23,000 Shares of the Company, and which is one of the Selling
           Shareholders, acts as an investment advisor to IPH through R. Kamer as its designee. The investment of IPH in the Company was recommeded to IPH by R. Kamer.

          SECURITY OWNERSHIP OF MANAGEMENT


TITLE OF CLASS            NAME OF   AMOUNT AND         PERCENT   PERCENT
                 BENEFICIAL OWNER    NATURE OF         OF           OF
                                     BENEFICIAL        CLASS     CLASS
                                     OWNERSHIP         Before    After
                                                       Offering  Offering

Common            Paul Robinson       735,000         11.7%       11.7%
                                      Direct

Common            Peter Lynch         735,000         11.7%       11.7%
                                      Direct

Common            Roderick Adams      730,000         11.6%       11.6%
                                      Direct


All executive officers and directors as a group
 (3 persons)                        2,200,000         35.1%       35.1%


               TRADING MARKET OF COMPANY'S SHARES

    The principal trading market for the Company's shares in the United States is the National Association of Securities Dealers Over the Counter Bulletin Board ("OTC Bulletin Board"), on which the Company's shares have traded since September 24, 1996. The price range of trading in the Shares, on a quarterly basis, since that time, is as follows:


                 OTC BULLETIN
                 BOARD
                                                    1996 Trades         Volume
                                                    Low |High

                 1st Quarter                            |

                 2nd Quarter                            |

                 3rd Quarter                      .90   | 1.625       182,200

                 4th Quarter                     1.50   |12.00      4,496,500


                                                    1997 Trades         Volume
                                                    Low |High


                 1st Quarter                       7.125|24.00       2,756,300

                 2nd Quarter                      15.875|20.75       5,026,800

               3rd Quarter                        13.0625|18.625        1,311,800
               (July 1-24, 1997)


Note: OTC Bulletin Board Quotations - The OTC Bulletin Board quotations represent inter-dealer prices, without mark-ups, commissions, etc., and they may not necessarily be indicative of actual sales prices.

     The last trade of the Shares on the OTC Bulletin Board on July 24, 1997 was $16.50.

                           LEGAL PROCEEDINGS

     As of July 9, 1997 there are no material legal proceedings pending against the Company.

          CAPITALIZATION AND DESCRIPTION OF
SECURITIES

     The Company has one class of capital stock outstanding, common stock having $0.001 par value ("Shares").

      On July 24, 1997, there were 6,276,600 Shares outstanding out of 20,000,000 Shares authorized .

     All Shares are of the same class and have the same rights, preferences and limitations. Holders of Shares are entitled to receive dividends in cash, property or shares when and if dividends are declared by the Board of Directors out of funds legally available therefor. The By-Laws impose no limitations on the payment of dividends. A quorum for any meeting of shareholders is a majority of Shares then issued and outstanding and entitled to be voted at the meeting. Holders of Shares are entitled to one vote per Share. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted can elect all of the directors then being elected. Upon any liquidation, dissolution or winding up of the business of the Company, any assets will be distributed to the holders of Shares after payment or provision for payment of all debts, obligations or liabilities of the Company. There are no preemptive rights, subscription rights, conversion rights or redemption provisions relating to the Shares, and none of the Shares carries any liability for further calls.

     The rights of holders of Shares may not be modified other than by vote of two-thirds of the Shares voting on such modification.


INDEMNIFICATION OF OFFICERS AND
DIRECTORS

     As permitted by the General Corporation Law of Delaware, as amended ("DGCL"), the Company's Certificate of Incorporation limits the personal liability of a director or officer to the Company for monetary damages for breach of fiduciary duty of care as a director. Liability is not eliminated for (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) unlawful payment of dividends or stock purchases or redemptions pursuant to Section 174 of the DGCL, or (iv) any transaction from which the director derived an improper personal benefit.

     The Company has also entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide that the directors and executive officers will be indemnified to the fullest extent permitted by applicable law against all expenses (including attorneys' fees), judgments, fines and amounts reasonably paid or incurred by them for settlement in any threatened, pending or completed action, suit or proceeding, including any derivative action, on account of their services as a director or officer of the Company or of any subsidiary of the Company or of any other company or enterprise in which they are serving at the request of the Company. No indemnification will be provided under the indemnification agreements, however, to any director or executive officer in certain limited circumstances, including on account of knowingly fraudulent, deliberately dishonest or willful misconduct. To the extent the provisions of the indemnification agreements exceed the indemnification permitted by applicable law, such provisions may be unenforceable or may be limited to the extent they are found by a court of competent jurisdiction to be contrary to public policy.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


DELAWARE LAW

     The Company is subject to Section 203 of the DGCL,
which prevents an "interested stockholder" (defined in Section 203, generally, as a person owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" with a publicly-held Delaware corporation for three  years following the date such person
became an interested  stockholder, unless: (i) before such person
became a   stockholder, the board of directors of the corporation
approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (subject to certain exceptions); or (iii) following the transaction in which such person became an interested stockholder, the business combination is approved by the Board of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of 66% of the outstanding voting stock of the corporation not owned by the interested stockholder. A "business combination" includes mergers, stock or asset sales and other transactions resulting in a financial benefit to the interested stockholder.

     The provisions of Section 203 of the DGCL could have the effect of delaying, deferring or preventing a change in control of the Company.

TRANSFER AGENT

     The transfer agent for the Common Stock is the Registrar and Transfer Company, Cranford, New Jersey.

SHARES ELIGIBLE FOR FUTURE SALE

  At the present time, the Company has 6,276,600 shares of Common Stock outstanding, not including the 389,500 shares of Common Stock issuable upon exercise of the options held by the Company's employees, Of these outstanding shares, 5,233,500 shares may be freely traded without restriction or further registration under the Securities Act, except that any shares that are held by an "affiliate" of the Company (as that term is defined in the rules and regulations under the Securities Act) may be sold only pursuant to a registration under the Securities Act or pursuant to an exemption from registration under the Securities Act including the exemption provided by Rule 144 adopted under the Securities Act.

     1,043,100 shares of Common Stock were sold in Europe in October and November 1996 pursuant to the safe harbor from registration set forth in Regulation S, promulgated under the Securities Act. Under Regulation S, these shares are subject to a "restricted period," that requires that the Company take such steps as are necessary to ensure that the shares are not resold into the United States for at least one year from the date of sale. 1,043,100 of these shares, are being registered pursuant to this prospectus. These Shares, if not sold pursuant to this prospectus, will be available for resale into the United States commencing in October 1997.

      In addition, shareholders who are deemed to be affiliates are also subject to resale limitations pursuant to Rule
144. Currently, there are 2,750,000 shares which are held by founders of the Company which may be deemed to be "control stock." These shares, although not subject to a one-year holding requirement, are still subject to the other provisions of Rule 144, so long as the shareholder is deemed to be an "affiliate" of the Company.

      In general, under Rule 144 as currently in effect, an affiliate will be entitled to sell, within any three-month period, that number of shares that does not exceed the then outstanding shares of Common Stock or (ii) the average weekly trading volume of the Stock during the four calendar weeks preceding the date on which notice of such sale is given to the Commission provided certain public information, manner of sale and notice requirements are satisfied. A stockholder who is deemed to be an affiliate of the Company, including members of the Board of Directors and senior management of the Company, will still need to comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, in order to sell shares of Common Stock that are not Restricted Securities, unless such sale is registered under the Securities Act. A stockholder (or stockholders whose shares are aggregated) who is deemed not to have been an affiliate of the Company at any time during the 90 days preceding a sale by such stockholder, and who has beneficially owned Restricted Shares for at least two years, will be entitled to sell such shares under Rule 144 without regard to the volume limitations described above. The
Commission is currently considering a reduction in the required holding periods under Rule 144.

     No predictions can be made of the effect, if any, that future sales of shares of the availability of shares for sale will have on the market price prevailing from time to time.
Nevertheless, sales of substantial amounts of Shares in the public market could adversely affect the then-prevailing market price.

     In addition, any employee, officer or director of or consultant to the Company who purchases his or her shares pursuant to a written plan or contract may be entitled to rely on the resale provisions of Rule 701, promulgated under the Securities Act
("Rule 701"). Rule 701 permits affiliates to sell their shares which are subject to Rule 701 ("Rule 701 shares") under Rule
144 without complying with the holding period requirements of Rule 144. Rule 701 further provides that non-affiliates may sell Rule 701 shares in reliance on Rule 144 without having to comply with the public information, volume limitation or notice provisions of Rule 144. In both cases, a holder of Rule 701 shares is required to wait until 90 days after the date of this Prospectus. At the present time, there are no Rule 701 shares outstanding.

LEGAL MATTERS

     The legality of the securities offered hereby will be passed upon for the Company by Berns & Berns, New York, New York.


EXPERTS

     The financial statements as of December 31, 1996, and for the period from May 2, 1996 through December 31, 1996 included in this Prospectus have been audited by Faw, Casson & Co., LLP, independent auditors, as stated in their reports appearing herein and elsewhere. Such financial statements included herein in reliance upon the reports of such firm given upon their authority as experts in auditing and accounting.

AVAILABLE INFORMATION

     The Company has filed with the Commission a Registration Statement under the Securities Act with respect to the Securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain portions having been omitted from this Prospectus in accordance with the rules and regulations of the Commission. For further information with respect to the Company, the securities offered by this Prospectus and such omitted information, reference is made to the Registration Statement, including any and all exhibits and amendments thereto. Statements contained in this Prospectus concerning the provisions of any documents filed as an exhibit are of necessity brief descriptions thereof and are not necessarily complete, and in each instance reference is made to the copy of the document filed as an exhibit to the Registration Statement, each such statement being qualified in its entirety by this reference.

     Following the effectiveness of the Registration Statement, the Company will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith will file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; Northwestern Atrium
Center,   500 West Madison Street, Suite 1400, Chicago, Illinois
60661; and  7 World Trade Center, New York, New York
10048. Copies of such material, including the Registration Statement, can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C.
20549, at prescribed rates. The Commission also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically of such site is http://www.sec.gov.

     The Company intends to furnish its stockholders with annual reports containing audited financial statements, quarterly reports containing unaudited financial information and such other periodic reports as the Company may determine to be appropriate or as may be required by law.

                      FINANCIAL STATEMENTS


                             JYRA RESEARCH INC. AND SUBSIDIARY
                              (DEVELOPMENT STAGE ENTERPRISE)
                                      London, England

                                        **********

            AUDITED CONSOLIDATED FINANCIAL STATEMENTS
            AND SUPPLEMENTARY INFORMATION
            Period May 2, 1996 Through December 31, 1996

                                           TABLE OF CONTENTS

                                    ******************************


             PAGES

            INDEPENDENT AUDITORS REPORT                 1

            AUDITED FINANCIAL STATEMENTS

            Consolidated Balance Sheet                   2

            Consolidated Statement Of Operations         3

            Consolidated Statement Of Stockholders Equity 4

            Consolidated Statement of Cash Flows          5

            Notes To Consolidated Financial Statements    6


            SUPPLEMENTARY INFORMATION

               Schedule 1:  Condensed Financial Information - Omitted:
                            Test Not Met

               Schedule 2:  Valuation And Qualifying Accounts - Omitted:
                            Full Disclosure In Financial Statements And Notes
               Thereto

             Schedule 3:  Real Estate And Accumulated Depreciation -
                Omitted:
                            No Respective Financial Statement Caption

               Schedule 4:  Mortgage Loans On Real Estate - Omitted:
                            No Respective Financial Statement Caption

               Schedule 5: Supplemental Information Concerning Property - Casualty Insurance Operations - Omitted:
                            No Respective Financial Statement Caption





                                     *****************************
           47

                                       SUPPLEMENTARY INFORMATION

                                      INDEPENDENT AUDITORS REPORT



             BOARD OF DIRECTORS
             JYRA RESEARCH INC. AND SUBSIDIARY
             London, England


             We have audited the accompanying consolidated balance sheet of Jyra Research Inc. and its Subsidiary as of December 31, 1996, and the related consolidated statements of operations, stockholders equity and cash flows and the supplementary information as listed in the Table of Contents for the period then ended. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

             We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

              In our opinion, the consolidated financial
             statements and supplementary information referred to above present fairly, in all material respects, the financial position of Jyra Research Inc. and its Subsidiary, at December 31, 1996, and the results of its operations and its cash flows for the period then ended, in conformity with generally accepted accounting principles.

             Dover, Delaware
             March 10, 1997

      /s/ Faw Casson & Co., LLP

               JYRA RESEARCH INC. AND SUBSIDIARY
                (DEVELOPMENT STAGE ENTERPRISE)

                  CONSOLIDATED BALANCE SHEET
                       DECEMBER 31, 1996
  ___________________________________________________________________________
                             A S S E T S

  CURRENT ASSETS
      Cash And Cash Equivalents                           $3,398,855

      Prepaid Expenses                                        50,634

               TOTAL CURRENT ASSETS                                  3,449,489

  PROPERTY AND EQUIPMENT
      Computers And Equipment                                104,743
      Less:  Accumulated Depreciation                          6,537
  TOTAL PROPERTY AND EQUIPMENT                                98,206
  TOTAL ASSETS                                                      $3,547,695

                        L I A B I L I T I E S

  CURRENT LIABILITIES
      Accounts Payable                                      $100,994


               S T O C K H O L D E R S   E Q U I T Y

  COMMON STOCK
      Authorized:  20,000,000 Shares, $.001 Par Value
      Issued And Outstanding:  6,276,600 Shares                6,277

  PAID-IN CAPITAL                                          3,819,405

  DEFICIT ACCUMULATED DURING
  THE DEVELOPMENT STAGE                                     (347,692)

  FOREIGN CURRENCY TRANSLATION
  ADJUSTMENTS                                                (31,289)

 TOTAL STOCKHOLDERS EQUITY                                           3,446,701

 TOTAL LIABILITIES AND STOCKHOLDERS
  EQUITY                                                            $3,547,695

      See Accompanying Notes To Consolidated Financial Statements.

    1
    50


                  JYRA RESEARCH INC. AND SUBSIDIARY
                   (DEVELOPMENT STAGE ENTERPRISE)

                CONSOLIDATED STATEMENT OF OPERATIONS
                PERIOD MAY 2, 1996 THROUGH DECEMBER 31, 1996
  ___________________________________________________________________________


          REVENUE                                           $     -


          EXPENSES
              Research And Development Expenses                 (260,367)
              Administrative Expenses                           (194,566)

     LOSS BEFORE OTHER INCOME (EXPENSE)                          (454,933)


      OTHER INCOME (EXPENSE)
              Currency Exchange Differences                        83,412
              Interest Income                                      30,366
              Depreciation                                        (6,537)

                       TOTAL OTHER INCOME                              107,241


                       LOSS BEFORE INCOME TAXES                (347,692)


          PROVISION FOR INCOME TAXES                                      -


                  NET LOSS                                        $ (347,692)



          EARNINGS PER SHARE OF COMMON STOCK
              Average Shares Of Common Stock Outstanding            4,277,897
              Earnings Per Average Share Of Common Stock          $     (.08)


              See Accompanying Notes To Consolidated Financial Statements.

            3
            51

                       JYRA RESEARCH INC. AND SUBSIDIARY
                        (DEVELOPMENT STAGE ENTERPRISE)

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS EQUITY
                 PERIOD MAY 2, 1996 THROUGH DECEMBER 31, 1996
          ____________________________________________________________________





               COMMON STOCK                        DEFICIT
                                                   ACCUMULATED       FOREIGN
                                       PAID-IN     DURING           CURRENCY
                   SHARES    AMOUNT    CAPITAL     DEVELOPMENT      TRANSLATION



BALANCE AT BEGINNING
OF PERIOD            -        $   -     $  -         $ -             $  -


NET LOSS             -            -        -        (347,692)           -


OMMON STOCK ISSUED
Public And Private
Offerings:
May, 1996 At $.001
Per Share       2,750,000        2,750      -             -             -

August, 1996 At $.40
Per Share       2,392,500        2,393    954,607         -             -

December, 1996 At $3
Per Share       1,000,000        1,000   2,999,000        -             -

Stock Issued
As Commissions:

August, 1996 At $.40
Per Share         91,000            91      36,309        -             -

November, 1996 At $3
Per Share         43,100            43     129,257        -             -

Issuance Expenses Of
Capital Stock        -          -         (299,768)       -             -

Translation Adjustment
  For The Period     -          -              -          -          (31,289)

TOTAL            6,276,600   $6,277     $3,819,405   $ (347,692)   $(31,289)

    See Accompanying Notes To Consolidated Financial Statements.
                   4
                  53

                 JYRA RESEARCH INC. AND SUBSIDIARY
                  (DEVELOPMENT STAGE ENTERPRISE)

               CONSOLIDATED STATEMENT OF CASH FLOWS
           PERIOD MAY 2, 1996 THROUGH DECEMBER 31, 1996
  _________________________________________________________________________

  CASH FLOWS FROM OPERATING ACTIVITIES
      Net Loss                                          $ (347,692)
      Adjustments To Reconcile Net Loss To Net Cash
        Used For Operating Activities:
          Depreciation                                       6,537
          Decrease (Increase) In Prepaid Expenses          (50,634)
          Increase (Decrease) In Accounts Payable           100,994

  NET CASH USED FOR OPERATING ACTIVITIES                   (290,795)


  CASH FLOWS FROM INVESTMENT ACTIVITIES
      Purchases Of Property And Equipment                  (104,743)


  CASH FLOWS FROM FINANCING ACTIVITIES
      Proceeds From The Issuance Of Common Stock           3,825,682


  EFFECTS OF EXCHANGE RATE CHANGES ON
  CASH                                                      (31,289)


   NET INCREASE IN CASH AND CASH EQUIVALENTS               3,398,855


  CASH AND CASH EQUIVALENTS AT BEGINNING
  OF PERIOD                                                     -

  CASH AND CASH EQUIVALENTS AT END OF
  PERIOD                                                  $3,398,855

  NONCASH TRANSACTIONS
      Stock Issued For Services Performed                   $165,700



      See Accompanying Notes To Consolidated Financial Statements.
                   5
                  54

                 JYRA RESEARCH INC. AND SUBSIDIARY
                  (DEVELOPMENT STAGE ENTERPRISE)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31, 1996
         _________________________________________________________________
                ________
  NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Company's Activities

   The Company was incorporated in the State of Delaware May 2, 1996. The Company's plans are to develop new computer network management systems to solve network problems caused by the constant increase in network traffic and growing complexity of networks. This Company is still in the development stage.

   Cash

   The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. Substantially all cash accounts are interest bearing.

   Basis Of Consolidation

   The accounts of the wholly owned United Kingdom subsidiary
   Jyra Research Ltd. are included in the consolidated financial statements. All intercompany accounts and transactions have been eliminated.

   Property And Equipment

   Property and equipment are stated at cost. Major expenditures for property and those which substantially increase useful lives are capitalized. Maintenance and repairs are expensed as incurred. Property and equipment are depreciated using the straight-line method based on the expected useful life.

   Advertising

   The Company follows the policy of charging the costs of advertising to expense as incurred.

                    6
                    55

     Per Unit Royalties and Support and Update Fees

  The Company follows the policy of charging the costs of per unit royalties and support and update fees to expense as incurred.


   Use Of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
   Actual results could differ from those estimates.

   Foreign Currency Translation

   Through December 31, 1996, the Company had determined that the U.S. dollar was the "functional currency" of its operations. All foreign currency asset and liability amounts were remeasured into U.S. dollars at end-of-period exchange rates. Foreign currency income and expenses were remeasured at average exchange rates in effect during the year. Unrealized currency adjustments in the consolidated balance sheet are accumulated in stockholders equity. Exchange gains and losses arising from remeasurement of foreign currency-denominated monetary assets and liabilities were included in income in the period in which they occur.

   Concentration Of Credit Risk

   As of December 31, 1996, the Company had cash deposits on hand in financial institutions which exceeded depositor's insurance provided by the applicable guaranty agency.

   Software Development Costs

   In accordance with Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to be
   Sold, leased or otherwise marketed, initial costs are charged to operations as research prior to the development of a detailed program design or a working model. When technological feasibility is established and before the product is released for sale, the Company will capitalize the direct costs and allocated overhead associated with the development of software products. Costs incurred subsequent to the product release, and research and development performed under contract will be charged to operations.

   Stock Option Plan

   The Company is accounting for its stock option plan in accordance with Accounting Principles Board Opinion No. 25, "Accounting For Stock Issued To Employees" and related interpretations. The Company, as required, has provided proforma disclosures of compensation expenses as determined under the provision of Statement of Financial Accounting Standard No. 123.

    NOTE B - COMMITMENT

    The Company has entered into an agreement with another corporation pursuant to which the Company was granted a worldwide non-exclusive license to develop and distribute products based upon the Corporation's technology.

                          JYRA RESEARCH INC. AND SUBSIDIARY
                           (DEVELOPMENT STAGE ENTERPRISE)


                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                  DECEMBER 31, 1996
                _____________________________________________________________
                _________


   NOTE B - COMMITMENT - CONTINUED

   Also pursuant to the agreement, the Company is required to meet three principal payment obligations consisting of: (a) upfront license fees; (b) per unit royalties; and (c) support and update fees, described as follows:

   As an "upfront license fee", the Company has paid $50,000 for the first package chosen by the Company. For each additional package that may be chosen by the Company, the Company will be required to pay an additional "upfront license fee" of $50,000.

   In addition, as "per unit royalties", for each of the first 5,000 products utilizing the Corporation's technology to be sold by the Company, the Company will be required to pay a royalty of $66 per unit; for each such product in excess of the first 5,000, the Company will be required to pay a royalty of $20 per unit.

   In addition, as "support and update fees", the agreement requires the Company to pay: (i) $50,000 per year for the period during which the Company is paying "per unit royalties" of $66; and (ii) $300,000 per year for the period when the Company is paying "per unit royalties" of $20.

   The agreement is capable of ending either by expiration or termination. The agreement is scheduled to expire at the end of its stated initial term of five (5) years, after which the Company may, at its option, elect to renew the agreement for as many as five successive terms of one (1) year each. If the agreement ends by expiration of any such term, then, after expiration, the Company may continue to sell its products incorporating the Corporation's technology as such technology existed at the time of expiration, subject always to the Company's continuing obligation to pay "per unit royalties".

    NOTE C - INCOME TAXES

    The Company's total deferred tax assets, deferred tax liabilities, and deferred tax asset valuation allowances at December 31, 1996 are as follows:

    U.S. Federal                              $   -
    U.S. State                                    -
    Outside United States                      124,000
    Total Deferred Tax Assets                  124,000

    Less:  Valuation Allowance                (124,000)

    NET DEFERRED TAX ASSET               $   -

                          JYRA RESEARCH INC. AND SUBSIDIARY
                           (DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -
                CONTINUED
                                  DECEMBER 31, 1996
                _____________________________________________________________
                ___________

    NOTE C - INCOME TAXES - CONTINUED

    The deferred tax assets have been recorded based on a net operating loss carryforward. Management has based the valuation allowance on the risky nature of the industry.

    Factors determining Jyra Research Inc.'s effective tax rate:

    U.S. Federal Statutory Rate                    34%
    Nondeductible Costs                             2%


    EFFECTIVE INCOME TAX RATE                      36%



    Those amounts have been presented in the Company's financial statements as follows:

     Net Deferred Tax Asset     $   -

     For tax return purposes, the Subsidiary Company has approximately $375,000 of net operating loss carryforwards as of December 31, 1996, which expire in the year 2011.


     NOTE D - LEASES

     The Company leases its United Kingdom facilities from a third party. The lease is for three years at a rental rate of $22,247 per year. The current lease expires August, 1999. Lease expense for the period ending December 31, 1996 is $20,141.

     NOTE E - STOCK OPTION PLAN

     The Company has a stock option plan for key employees of the Company. The Plan was adopted July
     20, 1996. The Plan provides for the granting of incentive stock options as defined in Section 422 of the Internal Revenue Code, as well as nonincentive stock options. All options are awarded at not less than the market price of the Company's common stock on the date of grant. Such options expire on the fifth anniversary of the date on which the option was granted.

     Of the 175,000 shares granted, 105,000 are exercisable according to the following schedule:

     PERCENT
     EXERCISABLE                EXERCISE EVENT

        50%                           On Or After The First
                                      Customer shipment, or
                                      Two Years From Grant
                                      Date, whichever comes first

        12.5%                         One Year From Grant Date

        12.5%                         Two Years From Grant Date

        25%                           Three Years From Grant Date

                        JYRA RESEARCH INC. AND SUBSIDIARY
                         (DEVELOPMENT STAGE ENTERPRISE)

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                DECEMBER 31, 1996
              ______________________________________________________________
              ___________


     NOTE E - STOCK OPTION PLAN - CONTINUED

     Of the 175,000 shares granted, 70,000 are exercisable according to the following schedule:

                                      PERCENT
                                      EXERCISABLE
      EXERCISE EVENT

       One Year From Grant Date          25%

       Two Years From Grant Date         25%

       Three Years From Grant Date       25%

       Four Years From Grant Date        25%


     The number of shares for which options may be granted cannot exceed 300,000 shares of the Company's common stock. The Plan shall terminate on the tenth anniversary of its original effective date, July 20, 1996, after which no awards may be granted.

     The plan is accounted for under Accounting Principles
     Board Opinion No. 25 and related interpretations. No compensation cost has been recognized for the plan.
     Had compensation cost for the plan been determined based upon the fair value of the options at the grant dates consistent with the method of SFAS No. 123, "Accounting for Stock-Based Compensation", the
     Company's net earnings and net earnings per share would have been reduced to the proforma amounts indicated below:

      1996

      Net Earnings                   As Reported    $(347,692)
                                     Proforma       $(1,112,442)

      Primary Earnings Per Share     As Reported    $      (.08)
                                     Proforma       $      (.26)

      Fully Diluted Earnings Per
      Share                          As Reported    $      (.08)
                                     Proforma       $      (.25)

     The fair value of each option is estimated on the date of grant using the minimum value pricing model with the following weighted average assumptions used for grants in 1996: no dividend yield, a risk free interest rate of 6% and an expected life of four years.

                          JYRA RESEARCH INC. AND SUBSIDIARY
                           (DEVELOPMENT STAGE ENTERPRISE)

     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                  DECEMBER 31, 1996
                _____________________________________________________________
                _____________


     NOTE E - STOCK OPTION PLAN - CONTINUED

     Transactions involving the Plan are summarized as follows:



          <TABLE
          [CAPTION]
          [S]         [C]       [C]         [C]          [C]

                                                           AVERAGE
                                                           OPTION PRICE
                                           OPTION PRICE    PER
 OPTION SHARE         SHARES     RANGE     PER SHARE       SHARE

Outstanding At Beginning
 Of Period              -                   $ -
Granted                175,000             .40 - 7.00       $3.30
Exercise                   -                  -

OUTSTANDING AT  DECEMBER 31, 1996,
                    OF WHICH NONE ARE
                    EXERCISABLE AT
                    DECEMBER 31, 1996       175,000

             Weighted Average Fair Value
        Of Options Granted During
        The Year                    $4.37

        Weighted Average Remaining  Contractual Life (Years)          4.33

       At December 31, 1996, there were 125,000 shares available for future grants under the Plan.

UNAUDITED FINANCIAL
STATEMENTS AT MARCH 31, 1997

JYRA RESEARCH, INC. AND SUBSIDIARY
(A Development Stage Enterprise)
Unaudited - Prepared by Management

Consolidated Balance Sheet 31-Mar-97 (Unaudited)


                                                   $
Current Assets                                   31-Mar-97
Cash & Cash Equivalents                          2,863,835
Prepaid Expenses                                     2,970

Total Current Assets                             2,866,805

Property & Equipment
Computers, Equipment & Motor Vehicles              199,402
Less Accumulated Dep'n                              18,795

Net Property & Equipment                           180,607
Total Assets                                                  3,047,412

Current Liabilities
Accounts Payable                                    39,657

                                                  (39,657)
Stockholders Equity
Ordinary Share Capital                               6,277
Paid in Capital                                  3,819,405
                                                 3,825,682

Deficit Accumulated During The Development Stage (678,041)
Foreign Currency Translation Adj                 (139,886)
Total Stockholders Equity                                    3,007,755
Total Liabilities & Stockholders Equity                      3,047,412




               JYRA RESEARCH, INC. AND SUBSIDIARY
                (A Development Stage Enterprise)
               Unaudited - Prepared by Management

              Consolidated Statement of Operations
         Period 1-Jan-97 Through 31-Mar-97 (Unaudited)
         Cumulative Period 2-May-96 (Date Of Inception)
                   Through 31 Mar 97 Unaudited



                                     $                           $
                                   31-Mar-97              Cumulative
 Revenue                              -

 Development & Admin Expenses
 Admin Expenses                    174,700                  369,266
 Development Costs                 227,624                  487,991
 Total Development & Admin Costs  (402,324)                (857,257)

 Other Income/Expense
 Currency Exchange Differences     57,241                   140,653
 Interest Income                   26,993                    57,359
 Depreciation                     (12,258)                  (18,795)
 Total Other Income/Expenses       71,976                   179,217

 Loss Before Income Taxes        (330,348)                (678,040)

 Provision for Income Taxes         -                          -


 Net Loss                        (330,348)                 (678,040)

 Earnings Per Share of Common Stock
   Average Shares of Common Stock O/S               6,276,600
   Earnings Per Share of Common Stock                  (0.05)





 JYRA RESEARCH, INC.  AND SUBSIDIARY
                (A Development Stage Enterprise)
              Unaudited - Prepared by Management)

              Consolidated Statement of Cash Flows
         Period 1-Jan-97 Through 31-Mar-97 (Unaudited)
         Cumulative Period 2-May-96 (Date of Inception)
                   Through 31 Mar 97 Unaudited






                                              $                   $
                                            31-Mar-97      Cumulative
Cash Flows From Operating Activities
 Net Loss                                  (330,348)         (678,040)
Adjustments to Reconcile Net Loss To Net Cash
Used for Operating Activities:
 Depreciation                               12,258             18,795
 Decrease (Increase) in Prepaid Expenses    53,002             (2,970)
 Increase (Decrease) in Accounts Payable   (61,337)           (39,657)
                                          (326,425)          (701,872)
Cash Flows From Investment Activities
 Purchase of Computers, Equipment          (94,659)          (199,402)
 & Vehicles
Cash Flows From Financing Activities

 Proceeds From The Issuance of Common Stock      0           3,825,682

 Effects of Exchange Rate Changes On Cash (113,935)            (60,572)

 Net Decrease in Cash & Cash Equivalents  (535,019)           2,863,836

 Cash & Cash Equivalents At Beginning    3,398,855                   0
 of Period

 Cash & Cash Equivalents At End of       2,863,836           2,863,836
 Period

               JYRA RESEARCH, INC. AND SUBSIDIARY
                (A Development Stage Enterprise)
               Unaudited - Prepared by Management

              Consolidated Statement of Cash Flows
          Period 1-Jan-97 Through 31-Mar-97 (Unaudited
        Cumulative Period 2-May-96 (Date Of Inception)
                  Through 31 Mar 97 Unaudited


                                               Deficit
                                               Accumulated     Foreign
          Common       Stock     Paid-in       During          Currency
                                 Capital       Development     Translation
          Shares       Amount
           $             $          $            $                $

Balance
At
Inception    -           -          -            -                -

Net Loss from
2-May-96 to
31-Dec-96    -           -          -           (347,692)         -

Issuance of Common Stock to 31-Dec-96
Public And Private Offerings:

May 1996
At $.001
Per Share   2,750,000    2,750        -               -             -

August
1996 At
$.40 Per
Share       2,392,500    2,393     954,607            -             -

December
1996 at
$3 Per
Share       1,000,000    1,000   2,999,000             -            -

Stock Issued As Commissions:

August
1996 At
$.40 Per
Share          91,000        91     36,309              -            -

November
1996 At
$3 Per
Share          43,100        43     129,257             -             -

Issuance
Expenses Of
Capital Stock     -           -     (299,768)           -              -

Translation
Adjustment For
The Period        -            -       -                -             (31,289)
              ______________________________________________________________
Balance At
31-Dec-96   6,276,600        6,277  3,819,405      (347,692)          (31,289)

Net Loss
For The
Period To
31-Mar-97       -                -        -         (330,349)              -

Common
Stock Issued    -                -        -              -                 -

Translation
Adjustment For
The Period      -                -         -             -           (108,597)

Total
For The
Period       6,276,600           6,277    3,819,405   (678,041)       (139,886)












             JYRA RESEARCH, INC. AND SUBSIDIARY
            (A  Development Stage Enterprise)
            Unaudited - Prepared by Management

               Development & Admin Expenses
      Period 1-Jan 97 Through 31-Mar-97 (Unaudited)
      Cumulative Period 2-May-96 (Date of Inception)
               Through 31-Mar-97 (Unaudited)




                                  $                $
                                  31-Mar-97      Cumulative
ADMINISTRATION EXPENSES

Advertising & Promotion              25,956      32,456

Bank Charges                            484       2,185

Federal Tax                           2,500       4,030

Miscellaneous Expenses                  375       1,545

Directors Fees                       61,371     152,608

Insurance                               910       2,645

Leases                                9,985      30,126

Printing & Stationery                 5,403      13,391

Professional Fees                    25,284      42,137

Repairs, Maintenance & Security       8,231      14,396

Travel & Entertainment               33,151      72,360

Utilities                             1,051       1,388

Total Admin Expenses                174,700     369,266

Development

Licenses & Software Fees              2,767     103,054

Salaries & National Ins             161,291     233,468

Staff Costs                          26,709      90,762

Subcontractors                       26,215      36,977

Telephones & Internet                10,643      23,731

Total Development Expens            227,624     487,991

Total Operating Expenses            402,324     857,257


REVENUE

Interest Income                      26,993      57,369

Depreciation                       (12,258)    (18,795)

                                     14,735     38,564
C/F Deficit                         387,589    818,693


NOTE A -                   Basis of preparation

The condensed consolidated Financial statements as of and for the three months ended March 31, 1997 are unaudited, but include all adjustments (consisting of normal recurring adjustments) which the Company considers necessary for a fair presentation of the financial position at that date and the operating results and cash flows for the three months ended March 31, 1997 are not necessarily indicative of the results for the year ending December 31, 1997.

NOTE B -                       Stock Option Plan

The Company has a stock option plan for key employees of the Company.
The Plan was adopted July 20, 1996. The Plan provides for the granting of incentive stock options as defined in Section 422 of the Internal Revenue Code, as well as nonincentive stock options. All options are awarded at not less than the market price of the Company's common stock on the date of grant. Such options expire on the fifth anniversary of the date on which the option was granted. On March 30th 1997, the original Stock Option Plan dated July 20th 1996 allowing for the grant of up to a total of 300,000 common shares was amended to allow for the grant of up to a total of 500,000 common shares.

During the 1st quarter 1997, 7,500 shares were granted to the following schedule:

                                         PERCENT
                                     EXERCISABLE
 EXERCISE EVENT
One Year From Grant Date                     25%
Two Years From Grant Date                    25%
Three Years From Grant Date                  25%
Four Years From Grant Date                   25%

            The number of shares for which options may be granted cannot exceed 500,000 shares of the Company's common stock. The Plan shall terminate on the tenth anniversary of its original effective date, July 20, 1996, after which no awards may be granted.

          Transactions involving the Plan are summarized as follows:


                                                                 AVERAGE
                                                                  OPTION
                       Grant    Expiry           OPTION PRICE     PRICE PER
OPTION SHARE            Date    Date    SHARES    PER SHARE        SHARE
Outstanding At Beginning                180,000   $0.40 - $7.00    $3.40
 of Period
Granted           27 Jan 97  26 Jan 02    7,500      $9.00         $9.00
Exercised           "             "          0         -              -
Cancelled                               (25,000)   ($0.40 - $7.00) $1.72

 Total                                  162,500     $0.40 - $9.00

* Oustanding at March 31, 1997 of which none are exercisable at March 31 1997 162,500

At March 31, 1997 there were 337,500 shares available for future grants under the Plan.


NOTE C -      Subsequent events


Stock Option Plan

Transactions involving the Plan since March 31, 1997 are summarized as follows:


                                                                     AVERAGE
                                                                     OPTION
                     Grant        Expiry           OPTION PRICE      PRICE PER
OPTION SHARE          Date          Date     SHARES    PER SHARE     SHARE
Granted          30 Apr 97     29 Apr 02    227,000  $16.00          $16.00
Granted           05Jun 97      04 Jun 02    10,000   $18.50         $18.50

Total                                      237,000 $16.00-$18.50     $16.10


















                           TABLE OF CONTENTS

PROSPECTUS SUMMARY . . . . . . . . . . . . . . . . . . . . . . 2

THE COMPANY. . . . . . . . . . . . . . . . . . . . . . . . . . 2

THE OFFERING . . . . . . . . . . . . . . . . . . . . . . . . . 3

USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . 3

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . 3

DESCRIPTION OF OFFERING. . . . . . . . . . . . . . . . . . . . 3

SELLING SECURITY HOLDERS . . . . . . . . . . . . . . . . . . . 4

GENERAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

GLOSSARY OF TERMS. . . . . . . . . . . . . . . . . . . . . . . 7

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . 11
        New Business; Continued Dependence on Securing Addi-
                tional Financing . . . . . . . . . . . . . . . 11
        Limited Operations . . . . . . . . . . . . . . . . . . 11
        Dependence Upon Key Personnel. . . . . . . . . . . . . 11
        Inexperience of Management . . . . . . . . . . . . . . 11
        Financial Condition of Company; Difficulty in Funding
                Operations . . . . . . . . . . . . . . . . . . 12
        Protection of Intellectual Property; Competition . . . 12 Proposed Products are at the Conceptual or Software Prototype Stages . . 12
        Manufacturing of Product . . . . . . . . . . . . . . . 13
        Limited Experience of Management in Manufacturing. . . 13 Delays in Development of Software and Related Products
                are Common in Computer Industry. . . . . . . . 13
        Competitive Disadvantage of Company. . . . . . . . . . 14
        Changes in Technology; Risk of Competing Technologies. 14 Substantial Additional Funds May be Required; Substan-
                tial Shareholder Dilution. . . . . . . . . . . 14
        Risks Associated with International Operations . . . . 15
   70

        Competition. . . . . . . . . . . . . . . . . . . . . . 15
        Dependence Upon Developing New Products. . . . . . . . 16
        Impact of General Economic Conditions on Operations and
                Dependence Upon Other Company's Products and
                their Availability . . . . . . . . . . . . . . 16
        Need of Company to Comply with Electrical, Emissions,
                and Other Applicable Safety Requirements . . . 17 Dependence upon Technology from Sun Microsystems . . . 17 Dependence of the Company Upon Unproven Products . . . 17 Limited Market For Shares; Potential Sales of Substantial
                Amounts of Shares. . . . . . . . . . . . . . . 17
        Significant Control and Influence by Existing Share-
                holders. . . . . . . . . . . . . . . . . . . . 18
        Limitation of Officers' and Directors' Liabilities
                under Delaware Law . . . . . . . . . . . . . . 18
       Consequential Loss . . . . . . . . . . . . . . . . . . .18

USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . 18

DIVIDEND POLICY. . . . . . . . . . . . . . . . . . . . . . . . 19

THE COMPANY. . . . . . . . . . . . . . . . . . . . . . . . . . 20
        Background . . . . . . . . . . . . . . . . . . . . . . 20
        Planned Initial Products . . . . . . . . . . . . . . . 21
                Mid-Level Manager . . . . . . . . . . . . . .  21
                Jyra Diagnosis Pack. . . . . . . . . . . . . . 21
                Jyra Analysis Pack . . . . . . . . . . . . . . 21
                Jyra Probe . . . . . . . . . . . . . . . . . . 22
       Service Management . . . . . . . . . . . . . . . . . . .22

MANUFACTURING. . . . . . . . . . . . . . . . . . . . . . . . . 22

LICENSE FROM SUN MICROSYSTEMS . . . .. . . . . . . . . . . . . 23

PROPRIETARY RIGHTS AND LICENSES. . . . . . . . . . . . . . . . 24

MARKET FOR COMPANY'S PROPOSED PRODUCTS . . . . . . . . . . . . 24

Fortune 500 Corporations . . . . . . . . . . . . . . . . . . . 24
       Telecommunications Providers . . . . . . . . . . . . . .25
   71

       Outsourcers. . . . . . . . . . . . . . . . . . . . . .  25
        Third Party Application Developers and Consultants . . 25 Existing Data Communications Equipment and Probe Ven-
                dors . . . . . . . . . . . . . . . . . . . . . 26

UNITED STATES MARKETING OPERATIONS . . . . . . . . . . . . . . 26

COMPETITIVE TECHNOLOGY . . . . . . . . . . . . . . . . . . . . 26

NETWORK DIAGNOSIS AND ANALYSIS . . . . . . . . . . . . . . . . 27
        Portable Packet Capture. . . . . . . . . . . . . . . . 27
                Triticom LANDecoder. . . . . . . . . . . . . . 27
                Wandel and Goltermann. . . . . . . . . . . . . 28
                Hewlett-Packard. . . . . . . . . . . . . . . . 28
        Local Network Analysis . . . . . . . . . . . . . . . . 28
                Network General. . . . . . . . . . . . . . . . 28
           Global Network Analysis. . . . . . . . . . . . . . .28
                ECONet . . . . . . . . . . . . . . . . . . . . 28
                Desktalk TrendSNMP+. . . . . . . . . . . . . . 29

REMOTE MONITORING. . . . . . . . . . . . . . . . . . . . . . . 29
        Frontier Software. . . . . . . . . . . . . . . . . . . 30

SYSTEMS MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . 31
        Timetable. . . . . . . . . . . . . . . . . . . . . . . 31

FINANCIAL INFORMATION. . . . . . . . . . . . . . . . . . . . . 32
        Management's Discussion and Analysis of Financial Con-
                dition and Results of Operations . . . . . . . 34
        Selected Financial Data. . . . . . . . . . . . . . . . 34

OFFICE FACILITIES. . . . . . . . . . . . . . . . . . . . . . . 35

DIRECTORS, OFFICERS AND KEY PERSONNEL. . . . . . . . . . . . . 35
        Management . . . . . . . . . . . . . . . . . . . . . . 35

REMUNERATION . . . . . . . . . . . . . . . . . . . . . . . . . 37

STOCK OPTION PLAN. . . . . . . . . . . . . . . . . . . . . . . 38

RELATED PARTY TRANSACTIONS . . . . . . . . . . . . . . . . . . 38

PRINCIPAL STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . 39

TRADING MARKET OF COMPANY'S SHARES . . . . . . . . . . . . . . 40

LEGAL PROCEEDINGS. . . . . . . . . . . . . . . . . . . . . . . 41

CAPITALIZATION AND DESCRIPTION OF SECURITIES . . . . . . . . . 41

INDEMNIFICATION OF OFFICERS AND DIRECTORS. . . . . . . . . . . 41

DELAWARE LAW . . . . . . . . . . . . . . . . . . . . . . . . . 42

TRANSFER AGENT . . . . . . . . . . . . . . . . . . . . . . . . 43

SHARES ELIGIBLE FOR FUTURE SALE. . . . . . . . . . . . . . . . 43

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . 44

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 44

AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . 45

FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . 46

INDEPENDENT AUDITORS REPORT. . . . . . . . . . . . . . . . . . 49

UNAUDITED FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . .65